                                                                    EXHIBIT 10.1

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                          EXTRUSION TECHNOLOGIES, INC.
                                       and
                           MID-STATES PLASTICS, INC.,
                                  as Borrowers
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                           LOAN AND SECURITY AGREEMENT

                              Dated: March 14, 2003

                                   $25,000,000

--------------------------------------------------------------------------------

                            FLEET CAPITAL CORPORATION
                Individually and as Agent for any Lender which is
                            or becomes a Party hereto

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

                                TABLE OF CONTENTS

                                                                                                        PAGE
SECTION 1.      CREDIT FACILITY............................................................................1
     1.1    Loans..........................................................................................1
     1.2    Letters of Credit; LC Guaranties...............................................................3
     1.3    Term Loan and Equipment Loans..................................................................3
SECTION 2.      INTEREST, FEES AND CHARGES.................................................................5
     2.1    Interest.......................................................................................5
     2.2    Computation of Interest and Fees...............................................................5
     2.3    Fee Letter.....................................................................................5
     2.4    Letter of Credit and LC Guaranty Fees..........................................................5
     2.5    Unused Line Fee................................................................................6
     2.6    Prepayment Fee.................................................................................6
     2.7    Audit Fees.....................................................................................7
     2.8    Reimbursement of Expenses......................................................................7
     2.9    Bank Charges...................................................................................7
     2.10   Collateral Protection Expenses; Appraisals.....................................................8
     2.11   Payment of Charges.............................................................................8
     2.12   No Deductions..................................................................................8
SECTION 3.      LOAN ADMINISTRATION........................................................................8
     3.1    Manner of Borrowing Revolving Credit Loans/Equipment Loans/LIBOR Option........................8
     3.2    Payments......................................................................................12
     3.3    Mandatory and Optional Prepayments............................................................13
     3.4    Application of Payments and Collections.......................................................16
     3.5    All Loans to Constitute One Obligation........................................................16
     3.6    Loan Account..................................................................................16
     3.7    Statements of Account.........................................................................16
     3.8    Increased Costs...............................................................................17
     3.9    Basis for Determining Interest Rate Inadequate................................................18
     3.10   Sharing of Payments, Etc......................................................................18
SECTION 4.      TERM AND TERMINATION......................................................................19
     4.1    Term of Agreement.............................................................................19
     4.2    Termination...................................................................................19
SECTION 5.      SECURITY INTERESTS........................................................................20
     5.1    Security Interest in Collateral...............................................................20
     5.2    Other Collateral..............................................................................21
     5.3    Lien Perfection; Further Assurances...........................................................21
     5.4    Lien on Realty................................................................................22
SECTION 6.      COLLATERAL ADMINISTRATION.................................................................22
     6.1    General.......................................................................................22
     6.2    Administration of Accounts....................................................................23
     6.3    Administration of Inventory...................................................................25
     6.4    Administration of Equipment...................................................................25

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                        PAGE
     6.5    Payment of Charges............................................................................25
SECTION 7.      REPRESENTATIONS AND WARRANTIES............................................................26
     7.1    General Representations and Warranties........................................................26
     7.2    Continuous Nature of Representations and Warranties...........................................32
     7.3    Survival of Representations and Warranties....................................................33
SECTION 8.      COVENANTS AND CONTINUING AGREEMENTS.......................................................33
     8.1    Affirmative Covenants.........................................................................33
     8.2    Negative Covenants............................................................................36
     8.3    Specific Financial Covenants..................................................................41
SECTION 9.      CONDITIONS PRECEDENT......................................................................41
     9.1    Documentation.................................................................................41
     9.2    No Default....................................................................................41
     9.3    Other Conditions..............................................................................41
     9.4    Borrowers' Availability.......................................................................41
     9.5    PW Availability...............................................................................41
     9.6    PW Equity Contribution........................................................................42
     9.7    Acquisition...................................................................................42
     9.8    Supply Contract...............................................................................42
     9.9    Appraisals....................................................................................42
     9.10   Phase I and Phase II Environmental Reviews....................................................42
     9.11   No Litigation.................................................................................42
     9.12   Material Adverse Effect.......................................................................42
SECTION 10.     EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT.........................................42
     10.1   Events of Default.............................................................................42
     10.2   Acceleration of the Obligations...............................................................45
     10.3   Other Remedies................................................................................45
     10.4   Set Off and Sharing of Payments...............................................................46
     10.5   Remedies Cumulative; No Waiver................................................................46
SECTION 11.     AGENT.....................................................................................47
     11.1   Authorization and Action......................................................................47
     11.2   Agent's Reliance, Etc.........................................................................47
     11.3   Fleet and Affiliates..........................................................................48
     11.4   Lender Credit Decision........................................................................48
     11.5   Indemnification...............................................................................49
     11.6   Rights and Remedies to be Exercised by Agent Only.............................................49
     11.7   Agency Provisions Relating to Collateral......................................................49
     11.8   Agent's Right to Purchase Commitments.........................................................50
     11.9   Right of Sale, Assignment, Participations.....................................................50
     11.10  Amendment.....................................................................................52
     11.11  Resignation of Agent; Appointment of Successor................................................52
     11.12  Audit and Examination Reports; Disclaimer by Lenders..........................................53

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                        PAGE
SECTION 12.     MISCELLANEOUS.............................................................................53
     12.1   Power of Attorney.............................................................................53
     12.2   Indemnity.....................................................................................54
     12.3   Sale of Interest..............................................................................54
     12.4   Severability..................................................................................55
     12.5   Successors and Assigns........................................................................55
     12.6   Cumulative Effect; Conflict of Terms..........................................................55
     12.7   Execution in Counterparts.....................................................................55
     12.8   Notice........................................................................................55
     12.9   Consent.......................................................................................56
     12.10  Credit Inquiries..............................................................................56
     12.11  Time of Essence...............................................................................57
     12.12  Entire Agreement..............................................................................57
     12.13  Interpretation................................................................................57
     12.14  Confidentiality...............................................................................57
     12.15  GOVERNING LAW; CONSENT TO FORUM...............................................................57
     12.16  WAIVERS BY BORROWER...........................................................................58
     12.17  Advertisement.................................................................................59
     12.18  Reimbursement.................................................................................59

                           LOAN AND SECURITY AGREEMENT

     LOAN AND SECURITY AGREEMENT is made as of this 14th day of March, 2003, by and among FLEET CAPITAL CORPORATION ("Fleet"), a Rhode Island corporation with an office at One South Wacker Drive, Suite 1400, Chicago, Illinois 60606, individually as a Lender and as Agent ("Agent") for itself and any other financial institution which is or becomes a party hereto (each such financial institution, including Fleet, is referred to hereinafter individually as a "Lender" and collectively as the "Lenders"), the LENDERS and EXTRUSION TECHNOLOGIES, INC., a Colorado corporation with its chief executive office and principal place of business at 1710 Broadway, Suite 1710, Denver, Colorado 80290 ("ETI") and MID-STATES PLASTICS, INC., a Kentucky corporation with its chief executive office and principal place of business at 280 Midland Trail, Mt. Sterling, Kentucky 40353 ("Mid-States"). ETI and Mid-States are sometimes hereinafter referred to individually as a "Borrower" and collectively as "Borrowers." Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions. Accounting terms not otherwise specifically defined herein shall be construed in accordance with GAAP consistently applied.

                           SECTION 1. CREDIT FACILITY

     Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lenders agree to make a Total Credit Facility of up to Twenty-Five Million Dollars ($25,000,000) available upon Borrowers' request therefor, as follows:

     1.1   Loans.

           1.1.1 Revolving Credit Loans. Each Lender agrees, severally and not jointly, for so long as no Default or Event of Default exists, to make Revolving Credit Loans to Borrowers from time to time during the period from the date hereof to but not including the last day of the Term, as requested by ETI, on behalf of each Borrower, in the manner set forth in subsection 3.1.1 hereof, up to a maximum principal amount at any time outstanding equal to the lesser of
(i) such Lender's Revolving Loan Commitment minus the product of such Lender's Revolving Loan Percentage and the LC Amount minus the product of such Lender's Revolving Loan Percentage and reserves, if any, minus the outstanding principal balance of the Term Loan and the Equipment Loans owed to such Lender and (ii) the product of such Lender's Revolving Loan Percentage and an amount equal to the Borrowing Base at such time minus the LC Amount minus reserves, if any. Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as Agent shall deem necessary or appropriate in its sole judgment, against the amount of Revolving Credit Loans which ETI, on behalf of each Borrower, may otherwise request under this subsection 1.1.1, including, without limitation, with respect to (i) price adjustments, damages, unearned discounts, returned products or other matters for which credit memoranda are issued in the ordinary course of any Borrower's business; (ii) potential dilution related to Accounts; (iii) shrinkage, spoilage and obsolescence of any Borrower's Inventory; (iv) slow moving Inventory; (v) other sums chargeable against Borrowers' Loan Account as Revolving Credit Loans under any section of this Agreement; (vi) amounts owing by any Borrower to any Person to the extent secured by a Lien on, or trust over, any Property of any Borrower; (vii) amounts owing by any Borrower in connection with Product Obligations; and

(viii) such other specific events, conditions or contingencies as to which Agent, in its sole judgment, determines reserves should be established from time to time hereunder. The Revolving Credit Loans shall be repayable in accordance with the terms of the Revolving Notes and shall be secured by all of the Collateral.

           1.1.2 Overadvances. Insofar as ETI, on behalf of each Borrower, may request and Agent or Majority Lenders (as provided below) may be willing in their sole and absolute discretion to make Revolving Credit Loans to Borrowers at a time when the unpaid balance of Revolving Credit Loans plus the sum of the LC Amount plus the amount of LC Obligations that have not been reimbursed by Borrowers or funded with a Revolving Credit Loan, plus reserves, exceeds, or would exceed with the making of any such Revolving Credit Loan, the Borrowing Base (and such Loan or Loans being herein referred to individually as an "Overadvance" and collectively, as "Overadvances"), Agent shall enter such Overadvances as debits in the Loan Account. All Overadvances shall be repaid on demand, shall be secured by the Collateral and shall bear interest as provided in this Agreement for Revolving Credit Loans generally. Any Overadvance made pursuant to the terms hereof shall be made by all Lenders ratably in accordance with their respective Revolving Loan Percentages. Overadvances in the aggregate amount of $250,000 or less may, unless a Default or Event of Default has occurred and is continuing, be made in the sole and absolute discretion of Agent. Overadvances in an aggregate amount of more than $250,000 but less than $500,000 may, unless a Default or an Event of Default has occurred and is continuing, be made in the sole and absolute discretion of the Majority Lenders. Overadvances in an aggregate amount of $500,000 or more and Overadvances to be made after the occurrence and during the continuation of a Default or an Event of Default shall require the consent of all Lenders. The foregoing notwithstanding, in no event, unless otherwise consented to by all Lenders, (w) shall any Overadvances be outstanding for more than sixty (60) consecutive days,
(x) after all outstanding Overadvances have been repaid, shall Agent or Lenders make any additional Overadvances unless sixty (60) days or more have expired since the last date on which any Overadvances were outstanding, (y) shall Overadvances be outstanding on more than ninety (90) days within any one hundred eighty day (180) period or (z) shall Agent make Revolving Credit Loans on behalf of Lenders under this subsection 1.1.2 to the extent such Revolving Credit Loans would cause a Lender's share of the Revolving Credit Loans to exceed such Lender's Revolving Loan Commitment minus such Lender's Revolving Loan Percentage of the LC Amount.

           1.1.3 Use of Proceeds. The Revolving Credit Loans shall be used solely for (i) satisfaction of Indebtedness of Borrowers owed under Borrowers' existing senior credit facility, (ii) payment of a portion of the purchase price due under the Acquisition Agreement, (iii) Borrowers' general operating capital needs in a manner consistent with the provisions of this Agreement and all applicable laws, and (iv) other purposes permitted under this Agreement.

           1.1.4      Intentionally Omitted.

           1.1.5 Agent Loans. Upon the occurrence and during the continuance of an Event of Default, Agent, in its sole discretion, may make Revolving Credit Loans on behalf of Lenders, in an aggregate amount not to exceed $1,000,000, if Agent, in its reasonable business judgment, deems that such Revolving Credit Loans are necessary or desirable (i) to protect all or any portion of the Collateral, (ii) to enhance the likelihood, or maximize the amount of, repayment of the Loans and the other Obligations, or (iii) to pay any other amount chargeable to Borrowers pursuant to this Agreement, including without limitation costs, fees and expenses as described in Sections 2.8 and 2.9 (hereinafter, "Agent Loans"); provided, that in no event shall (a) the maximum principal amount of the Revolving Credit Loans exceed the aggregate Revolving Loan Commitments and (b) Majority Lenders may at any time revoke Agent's authorization to make Agent Loans. Any such revocation must be in writing and shall become effective prospectively upon Agent's receipt thereof. Each Lender shall be obligated to advance its Revolving Loan Percentage of each Agent Loan. If Agent Loans are made pursuant to the preceding sentence, then (a) the Borrowing Base shall be deemed increased by the amount of such permitted Agent Loans, but only for so long as Agent allows such Agent Loans to be outstanding, and (b) all Lenders that have committed to make Revolving Credit Loans shall be bound to make, or permit to remain outstanding, such Agent Loans based upon their Revolving Loan Percentages in accordance with the terms of this Agreement.

     1.2 Letters of Credit; LC Guaranties. Agent agrees, for so long as no Default or Event of Default exists and if requested by ETI, on behalf of each or any Borrower, to (i) issue its, or cause to be issued by Bank or another Affiliate of Agent, on the date requested by ETI, on behalf of each or any Borrower, Letters of Credit for the account of any Borrower or (ii) execute LC Guaranties by which Agent, Bank, or another Affiliate of Agent, on the date requested by ETI, on behalf of each or any Borrower, shall guaranty the payment or performance by Borrowers of their reimbursement obligations with respect to letters of credit; provided that the LC Amount shall not exceed $1,000,000 at any time. No Letter of Credit or LC Guaranty may have an expiration date after the last day of the Term. Notwithstanding anything to the contrary contained herein, Borrowers, Agent and Lenders hereby agree that all LC Obligations and all obligations of Borrowers relating thereto shall be satisfied by the prompt issuance of one or more Revolving Credit Loans that are Base Rate Portions, which Borrowers hereby acknowledge are requested and Lenders hereby agree to fund. In the event that Revolving Credit Loans are not, for any reason, promptly made to satisfy all then existing LC Obligations, each Lender hereby agrees to pay to Agent, on demand, an amount equal to such LC Obligations multiplied by such Lender's Revolving Loan Percentage, and until so paid, such amount shall be secured by the Collateral and shall bear interest and be payable at the same rate and in the same manner as Base Rate Portions. Immediately upon the issuance of a Letter of Credit or an LC Guaranty under this Agreement, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from Agent, without recourse or warranty, an undivided interest and participation therein equal to such LC Obligations multiplied by such Lender's Revolving Loan Percentage.

     1.3   Term Loan and Equipment Loans.

           1.3.1 Term Loan. Each Lender, severally and not jointly, agrees to make a term loan (collectively, the "Term Loan") to Borrowers on the Closing Date, in the aggregate principal amount of such Lender's Term Loan Commitment, which shall be repayable in accordance with the terms of the Term Loan Notes and shall be secured by all of the Collateral. The proceeds of the Term Loan shall be used solely for the purposes for which the proceeds of the Revolving Credit Loans are authorized to be used. The aggregate amount of all Term Loan Commitments is $5,000,000.

           1.3.2 Equipment Loans. Each Lender agrees, severally and not jointly, for so long as no Default or Event of Default exists, to make Equipment Loans from time to time to Borrowers as requested by ETI, on behalf of each Borrower, in the manner set forth in subsection 3.1.1 hereof, up to a maximum principal amount equal to the product of such Lender's Equipment Loan Percentage multiplied by $1,500,000. The Equipment Loans shall be repayable in accordance with the terms of the Equipment Loan Notes and shall be secured by all of the Collateral. No repayment in respect of any Equipment Loan may be reborrowed. Each Lender will make Equipment Loans only if each of the following conditions is satisfied:

     (a) Borrowers shall have provided evidence to Agent, in form and substance reasonably satisfactory to Agent, that Borrowers will use the proceeds of each requested Equipment Loan to purchase new production Equipment (i) used in Borrowers' business operations, (ii) to be located at a location in compliance with this Agreement, and (iii) subject to no Liens other than those in favor of Agent;

     (b) Agent shall have received the invoice from the seller of the Equipment evidencing the cost of the Equipment Borrowers propose to purchase with the proceeds of each Equipment Loan, and such invoice discloses that the original principal amount of such requested Equipment Loan, when aggregated with all other Equipment Loans (if any) with respect to such Equipment, does not exceed eighty percent (80%) of the cost thereof, exclusive of transportation, installation, taxes, perishable tooling and other soft costs (as determined by Agent in its reasonable credit judgment) pertaining thereto;

     (c) Agent shall have received, in form and substance reasonably satisfactory to Agent, evidence of insurance covering the Equipment Borrowers propose to purchase with the proceeds of each Equipment Loan;

     (d) the requested Equipment Loan is in a minimum original principal amount of $500,000;

     (e) the requested Equipment Loan would be the only Equipment Loan funded by Lenders during Borrowers' then existing fiscal quarter;

     (f) Borrowers shall have delivered or caused to be delivered to Agent and each Lender any and all documents, agreements and instruments deemed reasonably necessary by Agent or any Lender in connection with the making of such Equipment Loan; and

     (g) after giving effect to any such Equipment Loan, no Overadvance would exist and be continuing.

The proceeds of the Equipment Loans shall be used solely for the purposes specified in this subsection 1.3.2.

                      SECTION 2. INTEREST, FEES AND CHARGES

     2.1   Interest.

           2.1.1 Rates of Interest. Interest shall accrue on the principal amount of the Base Rate Revolving Portions, the Base Rate Term Portions and Base Rate Equipment Portions outstanding at the end of each day at a fluctuating rate per annum equal to the Applicable Margin then in effect plus the Base Rate. Said rate of interest shall increase or decrease by an amount equal to any increase or decrease in the Base Rate, effective as of the opening of business on the day that any such change in the Base Rate occurs. If Borrowers exercise their LIBOR Option as provided in Section 3.1, interest shall accrue on the principal amount of the LIBOR Revolving Portions, the LIBOR Term Portions and the LIBOR Equipment Portions outstanding at the end of each day at a rate per annum equal to the Applicable Margin then in effect plus the LIBOR applicable to each LIBOR Portion for the corresponding Interest Period.

           2.1.2 Default Rate of Interest. At the option of Agent or the Majority Lenders, upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of all Loans shall bear interest at a rate per annum equal to 2.0% plus the interest rate otherwise applicable thereto (the "Default Rate").

           2.1.3 Maximum Interest. In no event whatsoever shall the aggregate of all amounts deemed interest hereunder or under the Notes and charged or collected pursuant to the terms of this Agreement or pursuant to the Notes exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If any provisions of this Agreement or the Notes are in contravention of any such law, such provisions shall be deemed amended to conform thereto (the "Maximum Rate"). If at any time, the amount of interest paid hereunder is limited by the Maximum Rate, and the amount at which interest accrues hereunder is subsequently below the Maximum Rate, the rate at which interest accrues hereunder shall remain at the Maximum Rate, until such time as the aggregate interest paid hereunder equals the amount of interest that would have been paid had the Maximum Rate not applied.

     2.2   Computation of Interest and Fees. Interest, Letter of Credit and
LC Guaranty fees and Unused Line Fees hereunder shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days.

     2.3 Fee Letter. Borrowers shall pay to Agent certain fees and other amounts in accordance with the terms of the fee letter between Borrower and Agent (the "Fee Letter").

     2.4   Letter of Credit and LC Guaranty Fees. Borrowers shall pay to Agent:

                 (i) for standby Letters of Credit and LC Guaranties of standby letters of credit, for the ratable benefit of Lenders a per annum fee equal to the Applicable Margin then in effect for LIBOR Revolving Portions of the aggregate face amount of such Letters of Credit and LC Guaranties outstanding from time to time during the term of this Agreement, plus all normal and customary charges associated with the issuance thereof, which fees and charges shall be deemed fully earned upon issuance of each such Letter of Credit or LC Guaranty, shall be due and payable on the first Business Day of each month and shall not be subject to rebate or proration upon the termination of this Agreement for any reason; and

                 (ii) for documentary Letters of Credit and LC Guaranties of documentary letters of credit, for the ratable benefit of Lenders, a per annum fee equal to the Applicable Margin then in effect for LIBOR Revolving Portions of the face amount of each such Letter of Credit or LC Guaranty, payable upon the issuance of such Letter of Credit or execution of such LC Guaranty and an additional fee equal to the Applicable Margin then in effect for LIBOR Revolving Portions per annum of the face amount of such Letters of Credit or LC Guaranty payable upon each renewal thereof and each extension thereof plus all normal and customary charges associated with the issuance and administration of each such Letter of Credit or LC Guaranty (which fees and charges shall be fully earned upon issuance, renewal or extension (as the case may be) of each such Letter of Credit or LC Guaranty, shall be due and payable on the first Business Day of each month, and shall not be subject to rebate or proration upon the termination of this Agreement for any reason);

     2.5 Unused Line Fee. Borrowers shall pay to Agent, for the ratable benefit of Lenders, a fee (the "Unused Line Fee") equal to one-half of one percent (1/2%) per annum multiplied by the average daily amount by which (x) (i) the Revolving Credit Maximum Amount minus (ii) the unpaid principal balance of the Term Loans and the Equipment Loans exceeds (y) the sum of (i) the outstanding principal balance of the Revolving Credit Loans plus (ii) the LC Amount. The Unused Line Fee shall be payable monthly in arrears on the first day of each month hereafter.

     2.6 Prepayment Fee. (a) At the effective date of termination of this Agreement for any reason, Borrowers shall pay to Agent, for the ratable benefit of Lenders (in addition to the then outstanding principal, accrued interest and other charges owing under the terms of this Agreement and any of the other Loan Documents) and any amounts owing pursuant to subsection 3.2.5, as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to one percent (1%) of the Total Credit Facility if termination occurs during the first 12-month period of the Term (March 14, 2003 through March 13, 2004); and one-half of one percent (1/2%) of the Total Credit Facility if termination occurs during the second 12-month period of the Term (March 14, 2004 through March 13, 2005). If termination occurs on or after March 14, 2005, no termination charge shall be payable.

     (b) Upon any prepayment of the Term Loan and the Equipment Loans, other than a prepayment pursuant to subsection 3.3.1, 3.3.2 or 3.3.3 or Section 2.6(a) above, Borrowers shall pay to Agent, for the ratable benefit of Lenders, as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to one percent (1%) of the amount of the Term Loan and the Equipment Loans so prepaid if prepayment occurs during the first twelve-month period of the Term (March 14, 2003 through March 13, 2004); and one-half of one percent (1/2%) of the amount of Term Loan and the Equipment Loans so prepaid if prepayment occurs during the second 12-month period of the Term (March 14, 2004 through March 13, 2005). If any such prepayment occurs on or after March 14, 2005, no termination charge shall be payable.

     2.7 Audit Fees. Borrowers shall pay to Agent audit fees in accordance with Agent's current schedule of fees in effect from time to time in connection with audits of the books and records and Properties of Borrowers and their Subsidiaries and such other matters as Agent shall deem appropriate in its sole judgment, plus all reasonable out-of-pocket expenses incurred by Agent in connection with such audits, whether such audits are conducted by employees of Agent or by third parties hired by Agent. Such audit fees and out-of-pocket expenses shall be payable on the first day of the month following the date of issuance by Agent of a request for payment thereof to Borrowers. Agent may, in its discretion, provide for the payment of such amounts by making appropriate Revolving Credit Loans to Borrowers and charging Borrowers' Loan Account therefor.

     2.8 Reimbursement of Expenses. If, at any time or times regardless of whether or not an Event of Default then exists, (i) Agent incurs legal or accounting expenses or any other costs or out-of-pocket expenses in connection with (1) the negotiation and preparation of this Agreement or any of the other Loan Documents, any amendment of or modification of this Agreement or any of the other Loan Documents, or any syndication or attempted syndication of the Obligations (including, without limitation, printing and distribution of materials to prospective Lenders and all costs associated with bank meetings, but excluding any closing fees paid to Lenders in connection therewith) or (2) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby; or (ii) Agent or any Lender incurs legal or accounting expenses or any other costs or out-of-pocket expenses in connection with (1) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, any Borrower or any other Person) relating to the Collateral, this Agreement or any of the other Loan Documents or any Borrower's, any of their Subsidiaries' or any Guarantor's affairs; (2) any attempt to enforce any rights of Agent or any Lender against any Borrower or any other Person which may be obligated to Agent or any Lender by virtue of this Agreement or any of the other Loan Documents, including, without limitation, the Account Debtors; or (3) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then all such legal and accounting expenses, other costs and out of pocket expenses of Agent or any Lender, as applicable, shall be charged to Borrowers; provided, that Borrowers shall not be responsible for such costs and out-of-pocket expenses to the extent incurred because of the gross negligence or willful misconduct of Agent or any Lender. All amounts chargeable to Borrowers under this Section 2.8 shall be Obligations secured by all of the Collateral, shall be payable on demand to Agent or such Lender, as the case may be, and shall bear interest from the date such demand is made until paid in full at the rate applicable to Base Rate Revolving Portions from time to time. Borrowers shall also reimburse Agent for expenses incurred by Agent in its administration of the Collateral to the extent and in the manner provided in Sections 2.9 and
2.10 hereof. The foregoing notwithstanding, Borrowers shall not be required to reimburse Agent or any Lender for any costs or expenses incurred in any action where there is entered a final non-appealable court order pursuant to which Agent or Lenders are not the prevailing party (as determined by said order).

     2.9 Bank Charges. Borrowers shall pay to Agent, on demand, any and all fees, costs or expenses which Agent or any Lender pays to a bank or other similar institution arising out of or in connection with (i) the forwarding to any Borrower or any other Person on behalf of any Borrower, by Agent or any Lender, of proceeds of Loans made to Borrowers pursuant to this

Agreement and (ii) the depositing for collection by Agent or any Lender of any check or item of payment received or delivered to Agent or any Lender on account of the Obligations.

     2.10 Collateral Protection Expenses; Appraisals. All out-of-pocket expenses incurred in protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, and any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof shall be borne and paid by Borrowers. If Borrowers fail to promptly pay any portion thereof when due, Agent may, at its option, but shall not be required to, pay the same and charge Borrowers therefor. Additionally, from time to time, Agent may, at Borrowers' expense, obtain appraisals from appraisers (who may be personnel of Agent), stating the then current fair market value of all or any portion of the real estate or personal property of Borrowers or any of their Subsidiaries, including without limitation the Inventory of Borrowers and their Subsidiaries; provided that unless an Event of Default has occurred and is continuing, Agent shall not be permitted to obtain at Borrowers' expense more than one such appraisal, with respect to each type or category of Borrowers' assets, per calendar year.

     2.11 Payment of Charges. All amounts chargeable to Borrowers under this Agreement shall be Obligations secured by all of the Collateral, shall be, unless specifically otherwise provided, payable on demand and shall bear interest from the date demand was made or such amount is due, as applicable, until paid in full at the rate applicable to Base Rate Revolving Portions from time to time.

     2.12 No Deductions. Any and all payments or reimbursements made hereunder shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto; excluding, however, the following: taxes imposed on the income of Agent or any Lender or franchise taxes by the jurisdiction under the laws of which Agent or any Lender is organized or doing business or any political subdivision thereof and taxes imposed on its income by the jurisdiction of Agent's or such Lender's applicable lending office or any political subdivision thereof or franchise taxes (all such taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto excluding such taxes imposed on net income and franchise taxes, herein "Tax Liabilities"). If any Borrower shall be required by law to deduct any such Tax Liabilities from or in respect of any sum payable hereunder to Agent or any Lender, then the sum payable hereunder shall be increased as may be necessary so that, after all required deductions are made, Agent or such Lender receives an amount equal to the sum it would have received had no such deductions been made.

                         SECTION 3. LOAN ADMINISTRATION

     3.1 Manner of Borrowing Revolving Credit Loans/Equipment Loans/LIBOR Option. Borrowings under the credit facility established pursuant to Section 1 hereof shall be as follows:

           3.1.1      Loan Requests.

                     (i) Revolving Credit Loans. A request for a Revolving Credit Loan shall be made, or shall be deemed to be made, in the following manner: (a) ETI, on behalf of each Borrower, may give Agent notice of Borrowers' intention to borrow, in which notice ETI, on behalf of each Borrower, shall specify the amount of the proposed borrowing of a Revolving Credit Loan and the proposed borrowing date, which shall be a Business Day, no later than 11:00 a.m. (Chicago, Illinois time) on the proposed borrowing date (or in accordance with subsection 3.1.7, 3.1.8 or 3.1.9, as applicable, in the case of a request for a LIBOR Revolving Portion), provided, however, that no such request may be made at a time when there exists a Default or an Event of Default; and (b) the becoming due of any amount required to be paid under this Agreement, or the Notes, whether as interest or for any other Obligation, shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date in the amount required to pay such interest or other Obligation.

                     (ii) Equipment Loans. A request for an Equipment Loan shall be made in the following manner: ETI, on behalf of each Borrower, may give Agent notice of the intention to borrow an Equipment Loan, in which ETI, on behalf of each Borrower, shall specify the amount of the proposed borrowing (consistent with subsection 1.3.2) and the proposed borrowing date, which shall be a Business Day, no later than 11:00 a.m. (Chicago, Illinois time) on the date 2 Business Days prior to such proposed borrowing date (or in accordance with subsection 3.1.7, 3.1.8 or 3.1.9, as applicable, in the case of a request for a LIBOR Equipment Portion); provided, however, that no such request may be made at a time when there exists a Default or an Event of Default. In addition, Borrowers shall also comply with the requirements of subsection 1.3.2 with respect to such Equipment Loan.

           3.1.2      Disbursement. Borrowers hereby irrevocably authorize
Agent to disburse the proceeds of each Loan requested, or deemed to be requested, pursuant to subsection 3.1.1(a) as follows: (i) the proceeds of each Revolving Credit Loan requested under subsection 3.1.1(a) shall be disbursed by Agent in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrowers, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrowers and Agent from time to time or elsewhere if pursuant to a written direction from Borrowers; (ii) the proceeds of each Revolving Credit Loan deemed requested under subsection 3.1.1(b) shall be disbursed by Agent by way of direct payment of the relevant interest or other Obligation; and (iii) the proceeds of each Equipment Loan requested under subsection 3.1.1(ii) shall be disbursed by Agent in lawful money of the United States of America in immediately available funds, as directed by ETI, on behalf of each Borrower, in writing with respect to such Equipment Loan. If at any time any Loan is funded by Agent or Lenders in excess of the amount requested or deemed requested by Borrowers, Borrowers agree to repay the excess to Agent immediately upon the earlier to occur of (a) any Borrower's discovery of the error and (b) notice thereof to Borrowers from Agent or any Lender.

           3.1.3 Payment by Lenders. Agent shall give to each Lender prompt written notice by facsimile, telex or cable of the receipt by Agent from ETI of any request for a Revolving Credit Loan or Equipment Loan. Each such notice shall specify the requested date and amount of such Revolving Credit Loan or Equipment Loan, whether such Revolving Credit Loan or Equipment Loan shall be subject to the LIBOR Option, and the amount of each Lender's advance thereunder (in accordance with its applicable Revolving Loan Percentage or Equipment Loan Percentage). Each Lender shall, not later than 12:00 p.m. (Chicago time) on such requested date, wire to a bank designated by Agent the amount of that Lender's Revolving Loan Percentage of the requested Revolving Credit Loan or Equipment Loan Percentage of the requested Equipment Loan, as applicable. The failure of any Lender to make the Revolving Credit Loans to be made by it shall not release any other Lender of its obligations hereunder to make its Revolving Credit Loan. Neither Agent nor any other Lender shall be responsible for the failure of any other Lender to make the Revolving Credit Loan to be made by such other Lender. The foregoing notwithstanding, Agent, in its sole discretion, may from its own funds make a Revolving Credit Loan on behalf of any Lender. In such event, the Lender on behalf of whom Agent made the Revolving Credit Loan shall reimburse Agent for the amount of such Revolving Credit Loan made on its behalf, on a weekly (or more frequent, as determined by Agent in its sole discretion) basis. On each such settlement date, Agent will pay to each Lender the net amount owing to such Lender in connection with such settlement, including without limitation amounts relating to Loans, fees, interest and other amounts payable hereunder. The entire amount of interest attributable to such Revolving Credit Loan for the period from the date on which such Revolving Credit Loan was made by Agent on such Lender's behalf until Agent is reimbursed by such Lender, shall be paid to Agent for its own account.

           3.1.4 Authorization. Borrowers hereby irrevocably authorize Agent, in Agent's sole discretion, to advance to Borrowers, and to charge to Borrowers' Loan Account hereunder as a Revolving Credit Loan (which shall be a Base Rate Revolving Portion), a sum sufficient to pay all interest accrued on the Obligations during the immediately preceding month and to pay all fees, costs and expenses and other Obligations at any time owed by any Borrower to Agent or any Lender hereunder.

           3.1.5 Letter of Credit and LC Guaranty Requests. A request for a Letter of Credit or LC Guaranty shall be made in the following manner: ETI, on behalf of each Borrower, may give Agent and Bank a written notice of its request for the issuance of a Letter of Credit or LC Guaranty, not later than 11:00 a.m. (Chicago, Illinois time), one Business Day before the proposed issuance date thereof, in which notice ETI, on behalf of each Borrower, shall specify the proposed issuer, issuance date and format and wording for the Letter of Credit or LC Guaranty being requested (which shall be satisfactory to Agent and the Person being asked to issue such Letter of Credit or LC Guaranty); provided, that no such request may be made at a time when there exists a Default or Event of Default. Such request shall be accompanied by an executed application and reimbursement agreement in form and substance satisfactory to Agent and the Person being asked to issue the Letter of Credit or LC Guaranty, as well as any required resolutions.

           3.1.6 Method of Making Requests. As an accommodation to Borrowers, unless a Default or an Event of Default is then in existence, (i) Agent shall permit telephonic or electronic requests for Revolving Credit Loans or Equipment Loans to Agent; provided that in the case of requested for Equipment Loans, Borrowers have previously delivered to Agent the written materials required pursuant to subsection 1.3.2, (ii) Agent and Bank may, in their discretion, permit electronic transmittal of requests for Letters of Credit and LC Guaranties to them, and (iii) Agent may, in Agent's discretion, permit electronic transmittal of instructions, authorizations, agreements or reports to Agent. Unless Borrowers specifically direct Agent or

Bank in writing not to accept or act upon telephonic or electronic communications from any Borrower, neither Agent nor Bank shall have any liability to Borrowers for any loss or damage suffered by any Borrower as a result of Agent's or Bank's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Agent or Bank by a Borrower, and neither Agent nor Bank shall have any duty to verify the origin of any such communication or the authority of the Person sending it. Each telephonic request for a Revolving Credit Loan, Equipment Loan, Letter of Credit or LC Guaranty accepted by Agent and Bank, if applicable, hereunder shall be promptly followed by a written confirmation of such request from ETI, on behalf of each Borrower, to Agent and Bank, if applicable.

           3.1.7 LIBOR Portions. Provided that as of both the date of the LIBOR Request and the first day of the Interest Period, no Default or Event of Default exists, in the event Borrowers desire to obtain a LIBOR Portion, ETI, on behalf of each Borrower, shall give Agent a LIBOR Request no later than 11:00 a.m. (Chicago, Illinois time) on the third Business Day prior to the requested borrowing date. Each LIBOR Request shall be irrevocable and binding on Borrowers. In no event shall Borrowers be permitted to have outstanding at any one time LIBOR Portions with more than three (3) different Interest Periods.

           3.1.8 Conversion of Base Rate Portions. Provided that as of both the date of the LIBOR Request and the first day of the Interest Period, no Default or Event of Default exists, ETI, on behalf of each Borrower, may, on any Business Day, convert any Base Rate Portion into a LIBOR Portion. If Borrowers desire to convert a Base Rate Portion, ETI, on behalf of each Borrower, shall give Agent a LIBOR Request no later then 11:00 a.m. (Chicago, Illinois time) on the third Business Day prior to the requested conversion date. After giving effect to any conversion of Base Rate Portions to LIBOR Portions, Borrowers shall not be permitted to have outstanding at any one time LIBOR Portions with more than three (3) different Interest Periods.

           3.1.9 Continuation of LIBOR Portions. Provided that as of both the date of the LIBOR Request and the first day of the Interest Period, no Default or Event of Default exists, ETI, on behalf of each Borrower, may, on any Business Day, continue any LIBOR Portions into a subsequent Interest Period of the same or a different permitted duration. If Borrowers desire to continue a LIBOR Portion, ETI, on behalf of each Borrower, shall give Agent a LIBOR Request no later than 11:00 a.m. (Chicago, Illinois time) on the third Business Day prior to the requested continuation date. After giving effect to any continuation of LIBOR Portions, Borrowers shall not be permitted to have outstanding at any one time LIBOR Portions with more than three (3) different Interest Periods. If ETI, on behalf of each Borrower, shall fail to give timely notice of its election to continue any LIBOR Portion or portion thereof as provided above, or if such continuation shall not be permitted, such LIBOR Portion or portion thereof, unless such LIBOR Portion shall be repaid, shall automatically be converted into a Base Rate Portion at the end of the Interest Period then in effect with respect to such LIBOR Portion.

           3.1.10 Inability to Make LIBOR Portions. Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender (for purposes of this subsection 3.1.10, the term "Lender" shall include the office or branch where such Lender or any corporation or bank then controlling such Lender makes or maintains any LIBOR Portions) to make or maintain its LIBOR Portions, or if with respect to any Interest Period, Agent is unable to determine the LIBOR relating thereto, or adverse or unusual conditions in, or changes in applicable law relating to, the London interbank market make it, in the reasonable judgment of Agent, impracticable to fund therein any of the LIBOR Portions, or make the projected LIBOR unreflective of the actual costs of funds therefor to any Lender, the obligation of Agent and Lenders to make or continue LIBOR Portions or convert Base Rate Portions to LIBOR Portions hereunder shall forthwith be suspended during the pendency of such circumstances and Borrower shall, if any affected LIBOR Portions are then outstanding, promptly upon request from Agent, convert such affected LIBOR Portions into Base Rate Portions.

     3.2 Payments. Except where evidenced by notes or other instruments issued or made by any Borrower to any Lender and accepted by such Lender specifically containing payment instructions that are in conflict with this Section 3.2 (in which case the conflicting provisions of said notes or other instruments shall govern and control), the Obligations shall be payable as follows:

           3.2.1      Principal.

                      (i) Revolving Credit Loans. Principal on account of Revolving Credit Loans shall be payable by Borrowers to Agent for the ratable benefit of Lenders immediately upon the earliest of (i) the receipt by Agent or any Borrower of any proceeds of any of the Collateral (except as otherwise provided herein), including without limitation pursuant to subsections 3.3.1 and 6.2.4, to the extent of said proceeds, subject to Borrowers' rights to reborrow such amounts in compliance with subsection
     1.1.1 hereof; (ii) the occurrence of an Event of Default in consequence of which Agent or Majority Lenders elect to accelerate the maturity and payment of the Obligations, or (iii) termination of this Agreement pursuant to Section 4 hereof; provided, however, that, if an Overadvance shall exist at any time, Borrowers shall, on demand, repay the Overadvance. Each payment (including principal prepayment) by Borrowers on account of principal of the Revolving Credit Loans shall be applied first to Base Rate Revolving Portions and then to LIBOR Revolving Portions.

                      (ii) Term Loan. Principal payable on account of the Term Loan shall be payable by Borrowers in accordance with the terms of the Term Notes.

                      (iii) Equipment Loans. Principal payable on account of the Equipment Loans shall be payable by Borrowers in accordance with the terms of the Equipment Loans.

           3.2.2      Interest.

                      (i) Base Rate Portion. Interest accrued on the Base Rate Portion shall be due and payable on the earliest of (1) the first calendar day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, (2) the occurrence of an Event of Default in consequence of which Agent or Majority Lenders elect to accelerate the maturity and payment of the Obligations or (3) termination of this Agreement pursuant to Section 4 hereof.

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

                      (ii) LIBOR Portion. Interest accrued on each LIBOR Portion shall be due and payable on each LIBOR Interest Payment Date and on the earlier of (1) the occurrence of an Event of Default in consequence of which Agent or Majority Lenders elect to accelerate the maturity and payment of the Obligations or (2) termination of this Agreement pursuant to
     Section 4 hereof.

           3.2.3 Costs, Fees and Charges. Costs, fees and charges payable pursuant to this Agreement shall be payable by Borrowers to Agent, as and when provided in Section 2 or Section 3 hereof, as applicable to Agent or a Lender, as applicable, or to any other Person designated by Agent or such Lender in writing.

           3.2.4 Other Obligations. The balance of the Obligations requiring the payment of money, if any, shall be payable by Borrowers to Agent for distribution to Lenders, as appropriate, as and when provided in this Agreement, the Other Agreements or the Security Documents, or on demand, whichever is later.

           3.2.5 Prepayment of/Failure to Borrow LIBOR Portions. Borrowers may prepay a LIBOR Portion only upon at least three (3) Business Days prior written notice to Agent (which notice shall be irrevocable). Borrowers shall pay to each Lender, upon request of such Lender, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate such Lender for any loss, cost, or expense incurred as a result of: (i) any payment of a LIBOR Portion on a date other than the last day of the Interest Period for such LIBOR Portion; (ii) any failure by Borrowers to borrow a LIBOR Portion on the date specified by Borrowers' LIBOR Request; or (iii) any failure by Borrowers to pay a LIBOR Portion on the date for payment specified in Borrowers' written notice. Without limiting the foregoing, Borrowers shall pay to each Lender a "yield maintenance fee" in an amount computed as follows: the current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the Interest Period chosen pursuant to the LIBOR Portion as to which the prepayment is made, shall be subtracted from the LIBOR in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the Interest Period chosen pursuant to the LIBOR Portion as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the above referenced United States Treasury securities rate and the number of days remaining in the term chosen pursuant to the LIBOR Portion as to which prepayment is made. The resulting amount shall be the yield maintenance fee due to the applicable Lender upon the prepayment of a LIBOR Portion. If by reason of an Event of Default, Agent or Majority Lenders elect to declare the Obligations to be immediately due and payable, then any yield maintenance fee with respect to a LIBOR Portion shall become due and payable in the same manner as though Borrowers had exercised such right of prepayment.

     3.3   Mandatory and Optional Prepayments.

           3.3.1 Proceeds of Sale, Loss, Destruction or Condemnation of Collateral. Except as provided in subsections 6.4.2 and 8.2.9, if any Borrower or any of its Subsidiaries sells any of the Collateral or if any of the Collateral is lost or destroyed or taken by condemnation, Borrowers shall, unless otherwise agreed by Majority Lenders, pay to Agent for the ratable benefit of Lenders as and when received by such Borrower or such Subsidiary and as a mandatory prepayment of the Loans, as herein provided, a sum equal to the proceeds (including insurance payments but net of costs and taxes incurred in connection with such sale or event) received by such Borrower or such Subsidiary from such sale, loss, destruction or condemnation. To the extent that the Collateral sold, lost, destroyed or condemned consists of Equipment (other than Equipment that was financed with the proceeds of Equipment Loans), real Property, or other Property other than Accounts or Inventory, the applicable prepayment shall be applied first to the installments of principal due under the Term Notes ratably, to be applied to future installment payments in inverse order of maturity until paid in full, second to the installments of principal due under the Equipment Loan Notes ratably, to be applied to future installment payments in inverse order of maturity until paid in full, and third to repay outstanding principal of Revolving Credit Loans, on a pro rata basis. To the extent that Collateral sold, lost, destroyed or condemned consists of Equipment that was financed with the proceeds of Equipment Loans, the applicable prepayment shall be applied first to the installments of principal due under the applicable Equipment Loan Notes, ratably, to be applied to future installment payments in inverse order of maturity until paid in full, second to installments of principal due under the other Equipment Loan Notes, ratably, to be applied to future installment payments in inverse order of maturity, third to installments of principal due under the Term Notes, ratably, to be applied to future installment payments in inverse order of maturity, and fourth to repay outstanding principal of Revolving Credit Loans, on a pro rata basis. To the extent that the Collateral sold, lost, destroyed or condemned consists of Accounts or Inventory, the applicable prepayment shall be applied to reduce the outstanding principal balance of the Revolving Credit Loans, but shall not permanently reduce the Revolving Loan Commitments.

                  Notwithstanding the foregoing:

                  (x) if the proceeds of insurance (net of costs and taxes incurred) with respect to any loss or destruction of Equipment, Inventory or real Property (i) are less than $500,000, unless an Event of Default is then in existence, such amounts shall be provisionally applied to reduce the outstanding principal balance of the Revolving Credit Loans and provided no Default or Event of Default shall have occurred and be continuing, Borrowers shall be permitted within 180 days (or such longer period as reasonably consented to by Agent) after the receipt by the applicable Borrower of such proceeds to reborrow such proceeds in accordance with the terms of this Agreement for use in replacing or repairing the damaged or lost Collateral. If such damaged or lost Collateral is not replaced or repaired within such 180-day (or such longer period as reasonably consented to by Agent) period, all such proceeds shall be applied to installments of principal due under the Term Notes in the manner specified in the second sentence of this Section 3.3.1 until payment thereof in full; and

                  (y) if (i) the net sales proceeds received by any Borrower in connection with any sale of Equipment (other than Equipment purchased, in part, with the proceeds of Equipment Loans) or real Property exceed 125% of the most recent appraised value of such Equipment or real Property (as determined by Agent in the reasonable exercise of its discretion), (ii) no Event of Default has occurred and is continuing, and (iii) at the time of such sale, if average Availability for the sixty (60) days immediately prior to such sale equals or exceeds $6,000,000, then the excess of such net sale proceeds over 125% of such appraised value of the sold Equipment or real Property shall be applied to reduce the outstanding principal balance of the Revolving Credit Loans.

           3.3.2 Excess Cash Flow Recapture. Borrowers shall prepay the Loans in amounts equal to Borrowers' Excess Cash Flow with respect to each fiscal year of ETI during the Term hereof, commencing with the fiscal year ending December 31, 2003, such prepayments to be based upon, and made within 5 Business Days following the due date for delivery by Borrowers to Agent of the annual financial statements required by subsection 8.1.3(i) hereof and each such prepayment shall be applied to the Loans in the manner specified in the second sentence of subsection 3.3.1 until payment thereof in full; provided, however, that the maximum amount of prepayments required pursuant to this subsection
3.3.2 shall be equal to $1,000,000.

           3.3.3 Proceeds from Issuance of Additional Indebtedness or Equity. If any Borrower issues any additional Indebtedness or obtains any additional equity in a manner permitted under this Agreement, Borrowers shall pay to Agent for the ratable benefit of Lenders, when and as received by such Borrower and as a mandatory prepayment of the Obligations, a sum equal to one hundred percent (100%) of the net proceeds to the applicable Borrower of the issuance of such Indebtedness or equity. Any such prepayment shall be applied to the Loans in the manner specified in the second sentence of subsection 3.3.1 until payment thereof in full.

           3.3.4 LIBOR Portions. If the application of any payment made in accordance with the provisions of this Section 3.3 at a time when no Event of Default has occurred and is continuing would result in termination of a LIBOR Portion prior to the last day of the Interest Period for such LIBOR Portion, the amount of such prepayment shall not be applied to such LIBOR Portion, but will, at Borrowers' option, be held by Agent in a non-interest bearing account at a Lender or another bank satisfactory to Agent in its discretion, which account is in the name of Agent and from which account only Agent can make any withdrawal, in each case to be applied as such amount would otherwise have been applied under this Section 3.3 at the earlier to occur of (i) the last day of the relevant Interest Period or (ii) the occurrence of a Default or an Event of Default.

           3.3.5 Optional Prepayments. Borrowers may, at their option from time to time upon not less than 3 days prior written notice to Agent, prepay installments of the Term Notes or the Equipment Loan Notes, provided that the amount of any such prepayment is at least $500,000 and in integral multiples of $100,000 above $500,000, and that such prepayments are made ratably with respect to all Term Notes or all Equipment Loan Notes, as applicable. Each such prepayment shall be applied to the installments of principal due under the Term Notes or Equipment Loan Notes, as applicable, in the inverse order of maturity. Optional prepayments made on or prior to December 31, 2004, shall be applied to Loans in the manner specified in the second sentence of subsection 3.3.1 until payment thereof in full. Any such optional prepayment made after December 31, 2004 shall be credited against the amount of the mandatory prepayment required under subsection 3.3.2 for the fiscal year in which such optional prepayment was made. Except for charges under subsection 3.2.5 applicable to prepayments of LIBOR Term Portions or LIBOR Equipment Portions, and except for charges under
Section 2.6, such prepayments shall be without premium or penalty.

     3.4   Application of Payments and Collections.

           3.4.1 Collections. All items of payment received by Agent by 12:00 noon, Chicago, Illinois, time, on any Business Day shall be deemed received on that Business Day. All items of payment received after 12:00 noon, Chicago, Illinois, time, on any Business Day shall be deemed received on the following Business Day. If as the result of collections of Accounts as authorized by subsection 6.2.4 hereof or otherwise, a credit balance exists in the Loan Account, such credit balance shall not accrue interest in favor of Borrowers, but shall be disbursed to Borrowers or otherwise at ETI's, on behalf of each Borrower, direction in the manner set forth in subsection 3.1.2, upon ETI's, on behalf of each Borrower, request at any time, so long as no Default or Event of Default then exists. Agent may at its option, offset such credit balance against any of the Obligations upon and during the continuance of an Event of Default.

           3.4.2 Apportionment, Application and Reversal of Payments. Principal and interest payments shall be apportioned ratably among Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender). All payments shall be remitted to Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Accounts, or, except as provided in subsection 3.3.1, other Collateral received by Agent, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, indemnities, or expense reimbursements (other than amounts related to Product Obligations) then due to Agent or Lenders from Borrowers; second, to pay interest due from Borrowers in respect of all Loans, including and Agent Loans; third, to pay or prepay principal of Agent Loans; fourth, to pay or prepay principal of the Revolving Credit Loans (other than Agent Loans) and unpaid reimbursement obligations in respect of Letters of Credit; fifth, to pay an amount to Agent equal to all outstanding Letter of Credit Obligations to be held as cash Collateral for such Obligations; sixth, to pay or prepay principal of the Term Loan; seventh, to pay or prepay principal of the Equipment Loans; eighth, to the payment of any other Obligation (other than amounts related to Product Obligations) due to Agent or any Lender by Borrowers; and ninth, to pay any fees, indemnities or expense reimbursements related to Product Obligations. After the occurrence and during the continuance of an Event of Default, Agent shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Agent or its agent against the Obligations, in such manner as Agent may deem advisable, notwithstanding any entry by Agent or any Lender upon any of its books and records.

     3.5 All Loans to Constitute One Obligation. The Loans and LC Guarantees shall constitute one general Obligation of Borrowers, and shall be secured by Agent's Lien upon all of the Collateral.

     3.6 Loan Account. Agent shall enter all Loans as debits to a loan account (the "Loan Account") and shall also record in the Loan Account all payments made by Borrowers on any Obligations and all proceeds of Collateral which are finally paid to Agent, and may record therein, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to Borrowers.

     3.7 Statements of Account. Agent will account to Borrowers monthly with a statement of Loans, charges and payments made pursuant to this Agreement during the immediately preceding month, and such account rendered by Agent shall be deemed final, binding and conclusive upon Borrowers absent demonstrable error unless Agent is notified by ETI, on behalf of each Borrower, in writing to the contrary within 30 days of the date each accounting is received by Borrowers. Such notice shall only be deemed an objection to those items specifically objected to therein.

     3.8 Increased Costs. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) adopted or implemented after the date of this Agreement and having general applicability to all banks or finance companies within the jurisdiction in which any Lender operates (excluding, for the avoidance of doubt, the effect of and phasing in of capital requirements or other regulations or guidelines passed prior to the date of this Agreement), or any interpretation or application thereof by any governmental authority charged with the interpretation or application thereof, or the compliance of such Lender therewith, shall:

                 (i) (1) subject such Lender to any tax with respect to this Agreement (other than (a) any tax based on or measured by net income or otherwise in the nature of a net income tax, including, without limitation, any franchise tax or any similar tax based on capital, net worth or comparable basis for measurement and (b) any tax collected by a withholding on payments and which neither is computed by reference to the net income of the payee nor is in the nature of an advance collection of a tax based on or measured by the net income of the payee) or (2) change the basis of taxation of payments to such Lender of principal, fees, interest or any other amount payable hereunder or under any Loan Documents (other than in respect of (a) any tax based on or measured by net income or otherwise in the nature of a net income tax, including, without limitation, any franchise tax or any similar tax based on capital, net worth or comparable basis for measurement and (b) any tax collected by a withholding on payments and which neither is computed by reference to the net income of the payee nor is in the nature of an advance collection of a tax based on or measured by the net income of the payee);

                 (ii) impose, modify or hold applicable any reserve (except any reserve taken into account in the determination of the applicable LIBOR), special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of such Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

                 (iii) impose on such Lender or the London interbank market any other condition with respect to any Loan Document;

and the result of any of the foregoing is to increase the cost to such Lender of making, renewing or maintaining Loans hereunder or the result of any of the foregoing is to reduce the rate of return on such Lender's capital as a consequence of its obligations hereunder, or the result of any of the foregoing is to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Loans, then, in any such case, Borrowers shall pay such Lender, upon demand and certification not later than sixty (60) days following its receipt of notice of the imposition of such increased costs, such additional amount as will compensate such

Lender for such additional cost or such reduction, as the case may be, to the extent such Lender has not otherwise been compensated, with respect to a particular Loan, for such increased cost as a result of an increase in the Base Rate or the LIBOR. An officer of the applicable Lender shall determine the amount of such additional cost or reduced amount using reasonable averaging and attribution methods and shall certify the amount of such additional cost or reduced amount to Borrowers, which certification shall include a written explanation of such additional cost or reduction to Borrowers. Such certification shall be conclusive absent demonstrable error. If a Lender claims any additional cost or reduced amount pursuant to this Section 3.8, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to designate a different lending office or to file any certificate or document reasonably requested by ETI, on behalf of each Borrower, if the making of such designation or filing would avoid the need for, or reduce the amount of, any such additional cost or reduced amount and would not, in the sole discretion of such Lender, be otherwise disadvantageous to such Lender.

     3.9 Basis for Determining Interest Rate Inadequate. In the event that Agent or any Lender shall have determined that:

                 (i) reasonable means do not exist for ascertaining the LIBOR for any Interest Period; or

                 (ii) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank market with respect to a proposed LIBOR Portion, or a proposed conversion of a Base Rate Portion into a LIBOR Portion; then

Agent or such Lender shall give Borrowers prompt written, telephonic or electronic notice of the determination of such effect. If such notice is given,
(i) any such requested LIBOR Portion shall be made as a Base Rate Portion, unless ETI, on behalf of each Borrower, shall notify Agent no later than 10:00 a.m. (Chicago, Illinois time) three (3) Business Days prior to the date of such proposed borrowing that the request for such borrowing shall be canceled or made as an unaffected type of LIBOR Portion, and (ii) any Base Rate Portion which was to have been converted to an affected type of LIBOR Portion shall be continued as or converted into a Base Rate Portion, or, if ETI, on behalf of each Borrower, shall notify Agent, no later than 10:00 a.m. (Chicago, Illinois time) three (3) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of LIBOR Portion.

     3.10 Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Loan made by it in excess of its ratable share of payments on account of Loans made by all Lenders, such Lender shall forthwith purchase from each other Lender such participation in such Loan as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each other Lender; provided, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lenders the purchase price to the extent of such recovery, together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 3.10 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation. Notwithstanding anything to the contrary contained herein, all purchases and repayments to be made under this Section
3.10 shall be made through Agent.

                         SECTION 4. TERM AND TERMINATION

     4.1 Term of Agreement. Subject to the right of Lenders to cease making Loans to Borrowers during the continuance of any Default or Event of Default, this Agreement shall be in effect for a period through and including August 20, 2005 (the "Term"), unless terminated as provided in Section 4.2 hereof.

     4.2   Termination.

           4.2.1 Termination by Lenders. Agent may, and at the direction of Majority Lenders shall, terminate this Agreement without notice upon or after the occurrence and during the continuance of an Event of Default.

           4.2.2 Termination by Borrowers. Upon at least 90 days prior written notice to Agent and Lenders, Borrowers may, at their option, terminate this Agreement; provided, however, no such termination shall be effective until Borrowers have paid or collateralized to Agent's satisfaction all of the Obligations in immediately available funds, all Letters of Credit and LC Guaranties have expired, terminated or have been cash collateralized to Agent's satisfaction and Borrowers have complied with Section 2.6 and subsection 3.2.5. Any notice of termination given by Borrowers shall be irrevocable unless all Lenders otherwise agree in writing and no Lender shall have any obligation to make any Loans or issue or procure any Letters of Credit or LC Guaranties on or after the termination date stated in such notice. Borrowers may elect to terminate this Agreement in its entirety only. No section of this Agreement or type of Loan available hereunder may be terminated singly.

           4.2.3 Effect of Termination. All of the Obligations shall be immediately due and payable upon the termination date stated in any notice of termination of this Agreement. All undertakings, agreements, covenants, warranties and representations of Borrowers contained in the Loan Documents shall survive any such termination and Agent shall retain its Liens in the Collateral and Agent and each Lender shall retain all of its rights and remedies under the Loan Documents notwithstanding such termination until all Obligations have been discharged or paid, in full, in immediately available funds, including, without limitation, all Obligations under Section 2.6 and subsection
3.2.5 resulting from such termination. Notwithstanding the foregoing or the payment in full of the Obligations, Agent shall not be required to terminate its Liens in the Collateral unless, with respect to any loss or damage Agent may incur as a result of dishonored checks or other items of payment received by Agent from any Borrower or any Account Debtor and applied to the Obligations, Agent shall, at its option, (i) have received a written agreement satisfactory to Agent, executed by Borrowers and by any Person whose loans or other advances to Borrowers are used in whole or in part to satisfy the Obligations, indemnifying Agent and each Lender from any such loss or damage or (ii) have retained cash Collateral or other

Collateral for such period of time as Agent, in its discretion, may deem necessary to protect Agent and each Lender from any such loss or damage.

                          SECTION 5. SECURITY INTERESTS

     5.1 Security Interest in Collateral. To secure the prompt payment and performance to Agent and each Lender of the Obligations, each Borrower hereby grants to Agent for the benefit of itself and each Lender a continuing Lien upon all of such Borrower's assets, including all of the following Property and interests in Property of such Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

                 (i)         Accounts;

                 (ii)        Certificated Securities;

                 (iii)       Chattel Paper;

                 (iv) Computer Hardware and Software and all rights with respect thereto, including, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;

                 (v)         Contract Rights;

                 (vi)        Deposit Accounts;

                 (vii)       Documents;

                 (viii)      Equipment;

                 (ix)        Financial Assets;

                 (x)         Fixtures;

                 (xi) General Intangibles, including Payment Intangibles and Software;

                 (xii) Goods (including all of its Equipment, Fixtures and Inventory), and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;

                 (xiii)      Instruments;

                 (xiv)       Intellectual Property;

                 (xv)        Inventory;

                 (xvi)       Investment Property;

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

                 (xvii)      money (of every jurisdiction whatsoever);

                 (xviii)     Letter-of-Credit Rights;

                 (xix)       Payment Intangibles;

                 (xx)        Security Entitlements;

                 (xxi)       Software;

                 (xxii)      Supporting Obligations;

                 (xxiii)     Uncertificated Securities; and

                 (xxiv) to the extent not included in the foregoing, all other personal property of any kind or description;

together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, and all Proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing.

     5.2   Other Collateral.

           5.2.1 Commercial Tort Claims. Borrowers shall promptly notify Agent in writing upon any Borrower incurring or otherwise obtaining a Commercial Tort Claim after the Closing Date against any third party and, upon request of Agent, promptly enter into an amendment to this Agreement and do such other acts or things deemed appropriate by Agent to give Agent a security interest in any such Commercial Tort Claim. Borrowers represent and warrant that as of the date of this Agreement, to their knowledge, no Borrower possesses any Commercial Tort Claims.

           5.2.2 Other Collateral. Borrowers shall promptly notify Agent in writing upon any Borrower acquiring or otherwise obtaining any Collateral after the date hereof consisting of Deposit Accounts, Investment Property, Letter-of-Credit Rights or Electronic Chattel Paper and, upon the request of Agent, promptly execute such other documents, and do such other acts or things deemed appropriate by Agent to deliver to Agent control with respect to such Collateral; promptly notify Agent in writing upon any Borrower acquiring or otherwise obtaining any Collateral after the date hereof consisting of Documents or Instruments and, upon the request of Agent, will promptly execute such other documents, and do such other acts or things deemed appropriate by Agent to deliver to Agent possession of such Documents which are negotiable and Instruments, and, with respect to nonnegotiable Documents, to have such nonnegotiable Documents issued in the name of Agent; and with respect to Collateral in the possession of a third party, other than Certificated Securities and Goods covered by a Document, obtain an acknowledgement from the third party that it is holding the Collateral for the benefit of Agent.

     5.3 Lien Perfection; Further Assurances. Each Borrower shall execute such UCC-1 financing statements as are required by the UCC and such other instruments, assignments or documents as are necessary to perfect Agent's Lien upon any of the Collateral and shall take such other action as may be required to perfect or to continue the perfection of Agent's Lien upon the Collateral. Unless prohibited by applicable law, Borrowers hereby authorize Agent to execute and file any such financing statement, including, without limitation, financing statements that indicate the Collateral (i) as all assets of any Borrower or words of similar effect, or (ii) as being of an equal or lesser scope, or with greater or lesser detail, than as set forth in Section 5.1, on any Borrower's behalf. Each Borrower also hereby ratifies its authorization for Agent to have filed in any jurisdiction any like financing statements or amendments thereto if filed prior to the date hereof. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. At Agent's request, each Borrower shall also promptly execute or cause to be executed and shall deliver to Agent any and all documents, instruments and agreements deemed necessary by Agent, to give effect to or carry out the terms or intent of the Loan Documents.

     5.4 Lien on Realty. The due and punctual payment and performance of the Obligations shall also be secured by the Lien created by the Mortgages upon all real Property of any Borrower described therein. If any Borrower shall acquire at any time or times hereafter any fee simple interest in other real Property (other than leasehold interests in sales offices or warehouses), such Borrower agrees promptly to execute and deliver to Agent, for its benefit and the ratable benefit of Lenders, as additional security and Collateral for the Obligations, deeds of trust, security deeds, mortgages or other collateral assignments reasonably satisfactory in form and substance to Agent and its counsel (herein collectively referred to as "New Mortgages") covering such real Property. The Mortgages and each New Mortgage shall be duly recorded (at Borrowers' expense) in each office where such recording is required to constitute a valid Lien on the real Property covered thereby. In respect to any Mortgage or any New Mortgage, the applicable Borrower shall deliver to Agent, at Borrowers' expense, mortgagee title insurance policies issued by a title insurance company reasonably satisfactory to Agent, which policies shall be in form and substance reasonably satisfactory to Agent and shall insure a valid Lien in favor of Agent for the benefit of itself and each Lender on the Property covered thereby, subject only to Permitted Liens and those other exceptions reasonably acceptable to Agent and its counsel. The applicable Borrower shall also deliver to Agent such other usual and customary documents, including, without limitation, ALTA Surveys of the real Property described in the Mortgages or any New Mortgage, as Agent and its counsel may reasonably request relating to the real Property subject to the Mortgages or the New Mortgages.

                      SECTION 6. COLLATERAL ADMINISTRATION

     6.1   General.

           6.1.1 Location of Collateral. All Collateral, other than Inventory in transit and motor vehicles, will at all times be kept by each Borrower and its Subsidiaries at one or more of the business locations set forth in Exhibit 6.1.1 hereto, as updated by Borrowers providing prior written notice to Agent of any new location.

           6.1.2 Insurance of Collateral. Borrowers shall maintain and pay for insurance upon all Collateral wherever located and with respect to the business of Borrowers and each of their Subsidiaries, covering casualty, hazard, public liability, workers' compensation and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to Agent. Borrowers shall deliver certified copies of such policies to Agent as promptly as practicable, with satisfactory lender's loss payable endorsements, naming Agent as a loss payee, assignee or additional insured, as appropriate, as its interest may appear, and showing only such other loss payees, assignees and additional insureds as are satisfactory to Agent. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 10 days' prior written notice to Agent in the event of cancellation of the policy for nonpayment of premium and not less than 30 days' prior written notice to Agent in the event of cancellation of the policy for any other reason whatsoever and a clause specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of any Borrower, any of its Subsidiaries or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. Borrowers agree to deliver to Agent, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies. All proceeds of business interruption insurance (if any) of Borrowers and their Subsidiaries shall be remitted to Agent for application to the outstanding balance of the Revolving Credit Loans.

           Unless Borrowers provide Agent with evidence of the insurance coverage required by this Agreement, Agent may purchase insurance at Borrowers' expense to protect Agent's interests in the Properties of Borrowers and their Subsidiaries. This insurance may, but need not, protect the interests of Borrowers and their Subsidiaries. The coverage that Agent purchases may not pay any claim that any Borrower or any Subsidiary makes or any claim that is made against any Borrower or any such Subsidiary in connection with said Property. Borrowers may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that Borrowers and their Subsidiaries have obtained insurance as required by this Agreement. If Agent purchases insurance, Borrowers will be responsible for the costs of that insurance, including interest and any other charges Agent may impose in connection with the placement of insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations. The costs of the insurance may be more than the cost of insurance that Borrowers and their Subsidiaries may be able to obtain on their own.

           6.1.3 Protection of Collateral. Neither Agent nor any Lender shall be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Agent's or any Lender's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at Borrowers' sole risk.

     6.2   Administration of Accounts.

           6.2.1 Records, Schedules and Assignments of Accounts. Borrowers shall keep accurate and complete records of their Accounts and all payments and collections thereon and shall submit to Agent on such periodic basis as Agent shall request a sales and collections report for the preceding period, in form acceptable to Agent. Monthly, on or prior to the 15th day of each month for the immediately prior month, or more frequently as requested by Agent, from and after the date hereof, Borrowers shall deliver to Agent a detailed aged trial balance of all of its Accounts, specifying the names, addresses, face values, dates of invoices and due dates for each Account Debtor obligated on an Account so listed ("Schedule of Accounts"), and upon Agent's request therefor, copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Agent shall request. If requested by Agent, Borrowers shall execute and deliver to Agent formal written assignments of all of its Accounts weekly or daily, which shall include all Accounts that have been created since the date of the last assignment, together with copies of invoices or invoice registers related thereto.

           6.2.2 Discounts, Allowances, Disputes. If any Borrower grants any discounts, allowances or credits that are not shown on the face of the invoice for the Account involved, Borrowers shall report such discounts, allowances or credits, as the case may be, to Agent as part of the next required Schedule of Accounts.

           6.2.3 Account Verification. Any of Agent's officers, employees or agents shall have the right, at any time or times hereafter, in the name of Agent, any designee of Agent or any Borrower, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, electronic communication or otherwise. Borrowers shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

           6.2.4 Maintenance of Dominion Account. Borrowers shall maintain a Dominion Account or Accounts pursuant to lockbox and blocked account arrangements acceptable to Agent with (x) for the period prior to June 30, 2003, such banks as may be selected by Borrowers and be acceptable to Agent and (y) for the period on and after July 1, 2003, Bank. Borrowers shall issue to any such banks an irrevocable letter of instruction directing such banks to deposit all payments or other remittances received in the lockbox and blocked accounts to the Dominion Account for application on account of the Obligations as provided in subsection 3.2.1. All funds deposited in any Dominion Account shall immediately become the property of Agent, for the ratable benefit of Lenders, and Borrowers shall obtain the agreement by such banks in favor of Agent to waive any recoupment, setoff rights, and any security interest in, or against, the funds so deposited. Agent assumes no responsibility for such lockbox and blocked account arrangements, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

           6.2.5 Collection of Accounts, Proceeds of Collateral. Borrowers agree that all invoices rendered and other requests made by any Borrower for payment in respect of Accounts shall contain a written statement directing payment in respect of such Accounts to be paid to a lockbox established pursuant to subsection 6.2.4. To expedite collection, Borrowers shall endeavor in the first instance to make collection of its Accounts for Agent. All remittances received by any Borrower on account of Accounts, together with the proceeds of any other Collateral, shall be held as Agent's property, for its benefit and the benefit of Lenders, by Borrowers as trustee of an express trust for Agent's benefit and Borrowers shall immediately deposit same in kind in the Dominion Account. Agent retains the right at all times after the occurrence and during the continuance of a Default or an Event of Default to notify Account Debtors that Borrowers' Accounts have been assigned to Agent and to collect Borrowers' Accounts directly in its own name, or in the name of Agent's agent, and to charge the collection costs and expenses, including attorneys' fees, to Borrowers.

           6.2.6 Taxes. If an Account includes a charge for any tax payable to any governmental taxing authority, Agent is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of the applicable Borrower and to charge Borrowers therefor, except for taxes that (i) are being actively contested in good faith and by appropriate proceedings and with respect to which Borrowers maintain reasonable reserves on their books therefor and (ii) would not reasonably be expected to result in any Lien other than a Permitted Lien. In no event shall Agent or any Lender be liable for any taxes to any governmental taxing authority that may be due by any Borrower.

     6.3 Administration of Inventory. Borrowers shall keep records of their Inventory which records shall be complete and accurate and complete in all material respects. Borrowers shall furnish to Agent Inventory reports concurrently with the delivery of each Borrowing Base Certificate described in subsection 8.1.4 monthly, on or before the 15th day of each month for the immediately prior month, or more frequently as requested by Agent, which reports will be in such other format and detail as Agent shall request and shall include a current list of all locations of Borrowers' Inventory. Borrowers shall conduct a physical inventory no less frequently than annually and shall provide to Agent a report based on each such physical inventory promptly thereafter, together with such supporting information as Agent shall reasonably request.

     6.4   Administration of Equipment.

           6.4.1 Records and Schedules of Equipment. Borrowers shall keep records of their Equipment which shall be complete and accurate in all material respects itemizing and describing the kind, type, quality, quantity and book value of its Equipment and all dispositions made in accordance with subsection
6.4.2 hereof, and Borrowers shall, and shall cause each of their Subsidiaries to, furnish Agent with a current schedule containing the foregoing information on at least an annual basis and more often if requested by Agent. Promptly after the request therefor by Agent, Borrowers shall deliver to Agent any and all evidence of ownership, if any, of any of their Equipment.

           6.4.2 Dispositions of Equipment. Borrowers shall not, and shall not permit any of their Subsidiaries to, sell, lease or otherwise dispose of or transfer any of its respective Equipment or other fixed assets or any part thereof without the prior written consent of Agent; provided, however, that the foregoing restriction shall not apply, for so long as no Default or Event of Default exists and is continuing, to (i) dispositions of Equipment and other fixed assets which, in the aggregate during any consecutive twelve-month period, have a fair market value or a book value, whichever is less, of $50,000 or less, provided that all proceeds thereof are remitted to Agent for application to the Loans as provided in subsection 3.3.1, or (ii) replacements of Equipment or other fixed assets that are substantially worn, damaged or obsolete with Equipment or other fixed assets of like kind, function and value, provided that the replacement Equipment or other fixed assets shall be acquired within 90 days after any disposition of the Equipment or other fixed assets that are to be replaced and the replacement Equipment or other fixed assets shall be free and clear of Liens other than Permitted Liens that are not Purchase Money Liens.

     6.5 Payment of Charges. All amounts chargeable to Borrowers under Section 6 hereof shall be Obligations secured by all of the Collateral, shall be payable on demand and shall bear interest from the date such advance was made until paid in full at the rate applicable to Base Rate Revolving Portions from time to time.

                    SECTION 7. REPRESENTATIONS AND WARRANTIES

     7.1 General Representations and Warranties. To induce Agent and each Lender to enter into this Agreement and to make advances hereunder, each Borrower warrants, represents and covenants to Agent and each Lender that:

           7.1.1 Qualification. Each Borrower and each of its Subsidiaries is a corporation, limited partnership or limited liability company duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Each Borrower and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign limited liability company, limited partnership or corporation, as applicable, in each state or jurisdiction listed on Exhibit
7.1.1 hereto and in all other states and jurisdictions in which the failure of such Borrower or any of its Subsidiaries to be so qualified could reasonably be expected to have a Material Adverse Effect.

           7.1.2 Power and Authority. Each Borrower and each of its Subsidiaries is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate or other relevant action and do not and will not: (i) require any consent or approval of the shareholders of any Borrower or any of the shareholders, partners or members, as the case may be, of any Subsidiary of any Borrower; (ii) contravene any Borrower's or any of its Subsidiaries' charter, articles or certificate of incorporation, partnership agreement, certificate of formation, by-laws, limited liability agreement, operating agreement or other organizational documents (as the case may be); (iii) violate, or cause any Borrower or any of its Subsidiaries to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to any Borrower or any of its Subsidiaries, the violation of which could reasonably be expected to have a Material Adverse Effect; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower or any of its Subsidiaries is a party or by which it or its Properties may be bound or affected, the breach of or default under which could reasonably be expected to have a Material Adverse Effect; or
(v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by any Borrower or any of its Subsidiaries.

           7.1.3 Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of each Borrower and each of its Subsidiaries party thereto, enforceable against it in accordance with its respective terms.

           7.1.4 Capital Structure. Exhibit 7.1.4 hereto states, as of the date hereof, (i) the correct name of each of the Subsidiaries of ETI, its jurisdiction of incorporation or organization and the percentage of its Voting Stock owned by ETI, (ii) the name of each Borrower's and each

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

of its Subsidiaries' corporate or joint venture relationships and the nature of the relationship, (iii) the numbers and nature of all outstanding Securities of ETI and the holder of Securities of each Subsidiary of ETI and (iv) the number of authorized, issued and treasury Securities of ETI and each Subsidiary of ETI. ETI has good title to all of the Securities it purports to own of each of such Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All such Securities have been duly issued and are fully paid and non-assessable. Except as set forth on Exhibit 7.1.4, as of the date hereof, there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell any Securities or obligations convertible into, or any powers of attorney relating to any Securities of ETI or any of its Subsidiaries. Except as set forth on Exhibit 7.1.4, as of the date hereof, there are no outstanding agreements or instruments binding upon any of ETI's or any of its Subsidiaries' partners, members or shareholders, as the case may be, relating to the ownership of its Securities.

           7.1.5 Names; Organization. Neither any Borrower nor any of its Subsidiaries has been known as or has used any legal, fictitious or trade names except those listed on Exhibit 7.1.5 hereto. Except as set forth on Exhibit 7.1.5, neither any Borrower nor any of its Subsidiaries has been the surviving entity of a merger or consolidation or has acquired all or substantially all of the assets of any Person. Each of each Borrower's and each of its Subsidiaries' state(s) of incorporation or organization, Type of Organization and Organizational I.D. Number is set forth on Exhibit 7.1.5. The exact legal name of each Borrower and each of its Subsidiaries is set forth on Exhibit 7.1.5.

           7.1.6 Business Locations; Agent for Process. Each of each Borrower's and each of its Subsidiary's chief executive office, location of books and records and other places of business are as listed on Exhibit 6.1.1 hereto, as updated from time to time by Borrowers in accordance with the provisions of subsection 6.1.1. During the preceding one-year period, neither any Borrower nor any of its Subsidiaries has had an office, place of business or agent for service of process, other than as listed on Exhibit 6.1.1. All tangible Collateral is and will at all times be kept by each Borrower and each of its Subsidiaries in accordance with subsection 6.1.1. Except as shown on
Exhibit 6.1.1, as of the date hereof, no Inventory is stored with a bailee, distributor, warehouseman or similar party, nor is any Inventory consigned to any Person.

           7.1.7 Title to Properties; Priority of Liens. Each Borrower and each of its Subsidiaries has good, indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of the Collateral and all of its other Property, in each case, free and clear of all Liens except Permitted Liens. Each Borrower and each of its Subsidiaries has paid or discharged all lawful claims which, if unpaid, might become a Lien against any of any Borrower's or such Subsidiary's Properties that is not a Permitted Lien. The Liens granted to Agent under Section 5 hereof are first priority Liens, subject only to Permitted Liens.

           7.1.8 Accounts. Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by any Borrower with respect to any Account or Accounts. With respect to each of any Borrower's Accounts, whether or not such Account is an Eligible Account, unless otherwise disclosed to Agent in writing:

                 (i) It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

                 (ii) It arises out of a completed, bona fide sale and delivery of goods or rendition of services by a Borrower, in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between the applicable Borrower and the Account Debtor;

                 (iii) It is for a liquidated amount maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Agent;

                 (iv) There are no facts, events or occurrences which in any way impair the validity or enforceability of any Accounts or tend to reduce the amount payable thereunder from the face amount of the invoice and statements delivered or made available to Agent with respect thereto;

                 (v) To the best of each Borrower's knowledge, the Account Debtor thereunder (1) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (2) such Account Debtor is Solvent; and

                 (vi) To the best of each Borrower's knowledge, there are no proceedings or actions which are threatened or pending against the Account Debtor thereunder which might result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account.

           7.1.9 Equipment. The Equipment of each Borrower and each of its Subsidiaries is in good operating condition and repair (other than with respect to items of Equipment, which when taken in the aggregate, would not be material to the operation of Borrowers' businesses) and all necessary replacements of and repairs thereto shall be made so that the operating efficiency thereof shall be maintained and preserved, reasonable wear and tear excepted. Neither any Borrower nor any of its Subsidiaries will permit any Equipment to become affixed to any real Property leased to any Borrower or any of its Subsidiaries so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a landlord waiver or leasehold mortgage in favor of and in form reasonably acceptable to Agent, and Borrowers will not permit any of the Equipment of any Borrower or any of its Subsidiaries to become an accession to any personal Property other than Equipment that is subject to first priority (except for Permitted Liens) Liens in favor of Agent.

           7.1.10 Financial Statements; Fiscal Year. (a) The Consolidated balance sheets of ETI and its Subsidiaries (including the accounts of all Subsidiaries of ETI and its Subsidiaries for the respective periods during which a Subsidiary relationship existed) as of January 31, 2003, and the related statements of income, changes in shareholder's equity, and changes in financial position for the periods ended on such dates, have been prepared in accordance with GAAP, and present fairly in all material respects the financial positions of Borrower and such Persons, at such dates and the results of ETI's and such Persons' operations, for such periods. As of the date hereof, since January 31, 2003, there has been no material adverse change in the financial position of Borrower and such other Persons, taken as a whole, as reflected in the Consolidated balance sheet as of such date. As of the date hereof, the fiscal year of Borrower and each of its Subsidiaries ends on December 31 of each year.

     (b) The Consolidated balance sheets of Uponor ETI Company and its Subsidiaries (including the accounts of all Subsidiaries of Uponor ETI Company and its Subsidiaries for the respective periods during which a Subsidiary relationship existed) as of January 31, 2003, and the related statements of income, changes in shareholder's equity, and changes in financial position for the periods ended on such dates, have been prepared in accordance with GAAP, and present fairly in all material respects the financial positions of Uponor ETI Company and such Persons, at such dates and the results of Uponor ETI Company's and such Persons' operations, for such periods. As of the date hereof, since January 31, 2003, there has been no material adverse change in the financial position of Uponor ETI Company and such other Persons, taken as a whole, as reflected in the Consolidated balance sheet as of such date.

           7.1.11 Full Disclosure. The financial statements referred to in subsection 7.1.10 hereof do not, nor does this Agreement or any other written statement of any Borrower to Agent or any Lender contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading.

           7.1.12 Solvent Financial Condition. Each Borrower and each of its Subsidiaries, is now and, after giving effect to the initial Loans to be made and the initial Letters of Credit and LC Guaranties to be issued hereunder and all related transactions including the consummation of the Acquisition, will be, Solvent.

           7.1.13 Surety Obligations. Except as set forth on Exhibit 7.1.13, as of the date hereof, neither any Borrower nor any of its Subsidiaries is obligated as surety or indemnitor under any surety or similar bond or other contract or has issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

           7.1.14 Taxes. ETI's federal tax identification number is 84-087961. Mid-States' federal tax identification number is 61-1168585. The federal tax identification number of each Subsidiary of each Borrower is shown on Exhibit 7.1.14 hereto. Each Borrower and each of its Subsidiaries has filed all federal, state and local tax returns and other reports relating to taxes it is required by law to file, and has paid, or made provision for the payment of, all taxes, assessments, fees, levies and other governmental charges upon it, its income and Properties as and when such taxes, assessments, fees, levies and charges are due and payable, unless and to the extent any thereof are being actively contested in good faith and by appropriate proceedings and each Borrower and each of its Subsidiaries maintains reasonable reserves on its books therefor. The provision for taxes on the books of Borrowers and their Subsidiaries is adequate for all years not closed by applicable statutes, and for the current fiscal year.

           7.1.15 Brokers. Except as shown on Exhibit 7.1.15 hereto, there are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement, including, without limitation, the Acquisition.

           7.1.16 Patents, Trademarks, Copyrights and Licenses. Each Borrower. and each of its Subsidiaries owns, possesses or licenses or has the right to use all the patents, trademarks, service marks, trade names, copyrights, licenses and other Intellectual Property necessary for the present and planned future conduct of its business without any known conflict with the rights of others, except for such conflicts as could not reasonably be expected to have a Material Adverse Effect. All such patents, trademarks, service marks, trade names, copyrights, licenses, and other similar rights are listed on
Exhibit 7.1.16 hereto. No claim has been asserted to any Borrower or any of its Subsidiaries which is currently pending that their use of their Intellectual Property or the conduct of their business does or may infringe upon the Intellectual Property rights of any third party. To the knowledge of each Borrower and except as set forth on Exhibit 7.1.16 hereto, as of the date hereof, no Person is engaging in any activity that infringes in any material respect upon any Borrower's or any of its Subsidiaries' material Intellectual Property. Except as set forth on Exhibit 7.1.16, each Borrower's and each of its Subsidiaries' (i) material trademarks, service marks, and copyrights are registered with the U.S. Patent and Trademark Office or in the U.S. Copyright Office, as applicable and (ii) material license agreements and similar arrangements relating to its Inventory (1) permit, and do not restrict, the assignment by any Borrower or any of its Subsidiaries to Agent, or any other Person designated by Agent, of all of Borrowers' or such Subsidiary's, as applicable, rights, title and interest pertaining to such license agreement or such similar arrangement and (2) would permit the continued use by such Borrower or such Subsidiary, or Agent or its assignee, of such license agreement or such similar arrangement and the right to sell Inventory subject to such license agreement for a period of no less than 6 months after a default or breach of such agreement or arrangement. The consummation and performance of the transactions and actions contemplated by this Agreement and the other Loan Document, including without limitation, the exercise by Agent of any of its rights or remedies under Section 10, will not result in the termination or impairment of any of any Borrower's or any of its Subsidiaries' ownership or rights relating to its Intellectual Property, except for such Intellectual Property rights the loss or impairment of which could not reasonably be expected to have a Material Adverse Effect. Except as listed on Exhibit 7.1.16 and except as could not reasonably be expected to have a Material Adverse Effect, (i) neither any Borrower nor any of its Subsidiaries is in breach of, or default under, any term of any license or sublicense with respect to any of its Intellectual Property and (ii) to the knowledge of each Borrower, no other party to such license or sublicense is in breach thereof or default thereunder, and such license is valid and enforceable.

           7.1.17 Governmental Consents. Each Borrower and each of its Subsidiaries has, and is in good standing with respect to, all governmental consents, approvals, licenses, authorizations, permits, certificates, inspections and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it, except where the failure to possess or so maintain such rights could not reasonably be expected to have a Material Adverse Effect.

           7.1.18 Compliance with Laws. Each Borrower and each of its Subsidiaries has duly complied, and its Properties, business operations and leaseholds are in compliance with, the provisions of all federal, state and local laws, rules and regulations applicable to such Borrower or such Subsidiary, as applicable, its Properties or the conduct of its business, except for such non-compliance as could not reasonably be expected to have a Material Adverse Effect, and there have been no citations, notices or orders of noncompliance issued to any Borrower or any of its Subsidiaries under any such law, rule or regulation, except where such noncompliance could not reasonably be expected to have a Material Adverse Effect. Each Borrower and each of its Subsidiaries has established and maintains an adequate monitoring system to insure that it remains in compliance in all material respects with all federal, state and local rules, laws and regulations applicable to it. No Inventory has been produced in violation of the Fair Labor Standards Act (29 U.S.C. Section 201 et seq.), as amended.

           7.1.19 Restrictions. Neither any Borrower nor any of its Subsidiaries is a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, other than as set forth on Exhibit
7.1.19 hereto, none of which prohibit the execution of or compliance with this Agreement or the other Loan Documents by any Borrower or any of its Subsidiaries, as applicable.

           7.1.20 Litigation. Except as set forth on Exhibit 7.1.20 hereto, there are no actions, suits, proceedings or investigations pending, or to the knowledge of Borrowers, threatened, against or affecting any Borrower or any of its Subsidiaries, or the business, operations, Properties, prospects, profits or condition of any Borrower or any of its Subsidiaries which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither any Borrower nor any of its Subsidiaries is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal, which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

           7.1.21 No Defaults. No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or Borrowers' performance hereunder, constitute a Default or an Event of Default. Neither any Borrower nor any of its Subsidiaries is in default in (and no event has occurred and no condition exists which constitutes, or which the passage of time or the giving of notice or both would constitute, a default in) the payment of any Indebtedness to any Person for Money Borrowed in excess of $250,000.

           7.1.22 Leases. Exhibit 7.1.22 hereto is a complete listing of all capitalized and operating personal property leases of Borrowers and their Subsidiaries and all real property leases of Borrowers and their Subsidiaries. Each Borrower and each of its Subsidiaries is in full compliance with all of the terms of each of its respective capitalized and operating leases, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

           7.1.23 Pension Plans. Except as disclosed on Exhibit 7.1.23 hereto, neither any Borrower nor any of its Subsidiaries has any Plan. Each Borrower and each of its Subsidiaries is in compliance with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. No fact or situation that could reasonably be expected to result in a material adverse change in the financial condition of Borrowers and their Subsidiaries exists in connection with any Plan. Neither any Borrower nor any of its Subsidiaries has any withdrawal liability in connection with a Multiemployer Plan.

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

           7.1.24 Trade Relations. There exists no actual or, to any Borrower's knowledge, threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between any Borrower or any of its Subsidiaries and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of Borrowers and their Subsidiaries, or with any material supplier, except in each case, where the same could not reasonably be expected to have a Material Adverse Effect, and there exists no present condition or state of facts or circumstances which would prevent any Borrower or any of its Subsidiaries from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

           7.1.25 Labor Relations. Except as described on Exhibit 7.1.25 hereto, as of the date hereof, neither any Borrower nor any of its Subsidiaries is a party to any collective bargaining agreement. There are no material grievances, disputes or controversies with any union or any other organization of any Borrower's or any of its Subsidiaries' employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization, except those that could not reasonably be expected to have a Material Adverse Effect.

           7.1.26 Acquisition. The Acquisition has been consummated pursuant to the terms of the Acquisition Documents and in compliance with all applicable laws.

           7.1.27 Related Businesses. Borrowers are engaged in the businesses of the manufacture and distribution of plastic pipe as of the Closing Date, as well as in certain other businesses. These operations require financing on a basis such that the credit supplied can be made available from time to time to Borrowers, as required for the continued successful operation of Borrowers taken as a whole. Borrowers have requested the Lenders to make credit available hereunder primarily for the purposes of subsection 1.1.3 and generally for the purposes of financing the operations of Borrowers. Each Borrower and each Subsidiary of each Borrower expects to derive benefit (and the Board of Directors of each Borrower and each Subsidiary of each Borrower has determined that such Borrower or Subsidiary may reasonably be expected to derive benefit), directly or indirectly, from a portion of the credit extended by Lenders hereunder, both in its separate capacity and as a member of the group of companies, since the successful operation and condition of each Borrower and each Subsidiary of each Borrower is dependent on the continued successful performance of the functions of the group as a whole. Each Borrower acknowledges that, but for the agreement of each of the other Borrowers to execute and deliver this Agreement, Agent and Lenders would not have made available the credit facilities established hereby on the terms set forth herein.

     7.2 Continuous Nature of Representations and Warranties. Each representation and warranty contained in this Agreement and the other Loan Documents shall be continuous in nature and shall remain accurate, complete and not misleading at all times during the term of this Agreement, except for changes in the nature of Borrowers' or one of any Borrower's Subsidiary's business or operations that would render the information in any exhibit attached hereto or to any other Loan Document either inaccurate, incomplete or misleading, so long as Majority Lenders have consented to such changes or such changes are expressly permitted by this Agreement. Without limiting the generality of the foregoing, each Loan request made or

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deemed made pursuant to subsection 3.1.1 hereof shall constitute Borrowers'
reaffirmation, as of the date of each such loan request, of each representation, warranty or other statement made or furnished to Agent or any Lender by or on behalf of any Borrower, any Subsidiary of any Borrower, or any Guarantor in this Agreement, any of the other Loan Documents, or any instrument, certificate or financial statement furnished in compliance with or in reference thereto.

     7.3 Survival of Representations and Warranties. All representations and warranties of Borrowers contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Agent and each Lender and the parties thereto and the closing of the transactions described therein or related thereto.

                 SECTION 8. COVENANTS AND CONTINUING AGREEMENTS

     8.1 Affirmative Covenants. During the Term, and thereafter for so long as there are any Obligations outstanding, each Borrower covenants that, unless otherwise consented to by Majority Lenders, in writing, it shall:

           8.1.1 Visits and Inspections; Lender Meeting. Permit (i) representatives of Agent, and during the continuation of any Default or Event of Default any Lender, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Properties of each Borrower and each of its Subsidiaries, inspect, audit and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, each Borrower's and each of its Subsidiaries' business, assets, liabilities, financial condition, business prospects and results of operations and (ii) appraisers engaged pursuant to Section 2.10 (whether or not personnel of Agent), from time to time, as often as may be reasonably requested, but only during normal business hours and subject to the limitations contained in Section 2.10 of the Agreement, to visit and inspect the Properties of each Borrower and each of its Subsidiaries, for the purpose of completing appraisals pursuant to Section 2.10. Agent, if no Default or Event of Default then exists, shall give Borrowers reasonable prior notice of any such inspection or audit. Without limiting the foregoing, Borrowers will participate and will cause their key management personnel to participate in a meeting with Agent and Lenders periodically during each year, which meeting(s) shall be held at such times and such places as may be reasonably requested by Agent.

           8.1.2 Notices. Promptly notify Agent in writing of the occurrence of any event or the existence of any fact which renders any representation or warranty in this Agreement or any of the other Loan Documents inaccurate, incomplete or misleading in any material respect as of the date made or remade. In addition, Borrowers agree to provide Agent with prompt written notice of any change in the information disclosed in any Exhibit hereto (other than changes which are expressly permitted by this Agreement), in each case after giving effect to the materiality limits and Material Adverse Effect qualifications contained therein.

           8.1.3 Financial Statements. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account with respect to its business activities in which proper entries are made in accordance with customary accounting practices reflecting all its financial transactions; and cause to be prepared and furnished to Agent and each Lender, the following, all to be prepared in accordance with GAAP applied on a consistent basis, unless ETI's certified public accountants concur in any change therein and such change is disclosed to Agent and is consistent with GAAP:

                 (i) not later than 90 days after the close of each fiscal year of ETI, unqualified (except for a qualification for a change in accounting principles with which the accountant concurs) audited financial statements of ETI and its Subsidiaries as of the end of such year, on a Consolidated and consolidating basis, certified by a firm of independent certified public accountants of recognized standing selected by ETI but acceptable to Agent and, within a reasonable time thereafter a copy of any management letter issued in connection therewith;

                 (ii) not later than 30 days after the end of each month hereafter, including the last month of ETI's fiscal year, unaudited interim financial statements of ETI and its Subsidiaries as of the end of such month and of the portion of the fiscal year then elapsed, on a Consolidating and consolidated basis, certified by the principal financial officer of ETI as prepared in accordance with GAAP and fairly presenting in all material respects the financial position and results of operations of ETI and its Subsidiaries for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

                 (iii) together with each delivery of financial statements pursuant to clause (i) of this subsection 8.1.3 and clause (ii) of this subsection 8.1.3 for the months of March, June, September and December, a management report (1) setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the most recent Projections for the current fiscal year delivered pursuant to subsection 8.1.7 and (2) identifying the reasons for any significant variations. The information above shall be presented in reasonable detail and shall be certified by the chief financial officer of ETI to the effect that such information fairly presents in all material respects the results of operation and financial condition of ETI and its Subsidiaries as at the dates and for the periods indicated;

                 (iv) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which ETI has made available to its Securities holders and copies of any regular, periodic and special reports or registration statements which ETI or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange;

                 (v) upon request of Agent, copies of any annual report to be filed with ERISA in connection with each Plan; and

                 (vi) such other data and information (financial and otherwise) as Agent or any Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or ETI's or any of its Subsidiaries' financial condition or results of operations.

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

     The foregoing notwithstanding, Agent and Lenders agree that in respect to operating divisions, Borrower shall only be required to deliver income statements pursuant to clauses (i) and (ii) above.

           Concurrently with the delivery of the financial statements described in clause (i) of this subsection 8.1.3, ETI shall forward to Agent a copy of the accountants' letter to ETI's management that is prepared in connection with such financial statements and also shall cause to be prepared and shall furnish to Agent a certificate of the aforesaid certified public accountants certifying to Agent that, based upon their examination of the financial statements of ETI and its Subsidiaries performed in connection with their examination of said financial statements, they are not aware of any Default or Event of Default, or, if they are aware of such Default or Event of Default, specifying the nature thereof. Concurrently with the delivery of the financial statements described in paragraph (i) and (ii) of this subsection 8.1.3, or more frequently if reasonably requested by Agent, ETI shall cause to be prepared and furnished to Agent a Compliance Certificate in the form of
Exhibit 8.1.3 hereto executed by the Chief Financial Officer of ETI (a "Compliance Certificate").

           8.1.4 Borrowing Base Certificates. On or before each Tuesday of each week from and after the date hereof, Borrowers shall deliver to Agent, in form acceptable to Agent, a weekly Borrowing Base Certificate as of the last day of the immediately preceding week, with such supporting materials as Agent shall reasonably request. If Borrowers deem it advisable, or Agent shall request, Borrowers shall execute and deliver to Agent Borrowing Base Certificates more frequently than weekly.

           8.1.5 Landlord, Processor and Storage Agreements. Provide Agent with copies of all agreements between any Borrower or any of its Subsidiaries and any landlord, warehouseman, processor, distributor or consignee which owns or is the lessee of any premises at which any Collateral may, from time to time, be kept. With respect to any lease (other than leases for sales offices), warehousing agreement or any processing agreement in any case entered into after the Closing Date, Borrowers shall provide Agent with landlord waivers, bailee letters or processor letters with respect to such premises. Such landlord waivers, bailee letters or processor letters shall be in a form supplied by Agent to Borrowers with such reasonable revisions as are customarily accepted by Agent or by similar financial institutions in similar financial transactions. In the event that any Borrower fails to deliver any such landlord waiver, bailee letter or processor letter with respect to applicable location, Borrower acknowledges that Agent shall have the right to establish reserves pursuant to subsection 1.1.1 to protect against any claim of any such landlord, bailee or processor. Borrowers acknowledge that the initial amount of reserves established by Agent to protect against claims of the landlord for Borrowers' Conroe, Texas and Mt. Sterling Kentucky facilities shall be $342,000.

           8.1.6 Projections. No later than 30 days prior to the end of each fiscal year of ETI, deliver to Agent Projections of ETI and each of its Subsidiaries for the forthcoming fiscal year, month by month.

           8.1.7 Subsidiaries. Cause each Subsidiary of any Borrower (other than Mid-States), whether now or hereafter in existence, promptly upon Agent's request therefor, to execute and deliver to Agent a Guaranty Agreement and a security agreement pursuant to which

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

such Subsidiary guaranties the payment of all Obligations and grants to Agent a first priority Lien (subject only to Permitted Liens) on all of its Properties of the types described in Section 5.1. Additionally, the applicable Borrower shall execute and deliver to Agent a pledge agreement pursuant to which such Borrower grants to Agent a first priority Lien (subject only to Permitted Liens) with respect to all of the issued and outstanding Securities of each such Subsidiary.

           8.1.8 Deposit and Brokerage Accounts. For each deposit account or brokerage account that any Borrower at any time opens or maintains, such Borrower shall, at Agent's request and option, pursuant to an agreement in form and substance reasonably satisfactory to Agent, cause the depository bank or securities intermediary, as applicable, to agree to comply at any time with instructions from Agent to such depository bank or securities intermediary, as applicable, directing the disposition of funds from time to time credited to such deposit or brokerage account, without further consent of Borrower.

           8.1.9 Interest Rate Protection. On or prior to April 1, 2003, Borrowers shall obtain from Bank and thereafter maintain with Bank interest rate protection in form and on terms acceptable to Agent for a notional amount of not less than $2,500,000.

           8.1.10 Cash Management Services. Prior to June 30, 2003, Borrowers shall enter into and maintain with Bank agreements for all or substantially all of each Borrower's and each of its Subsidiaries' controlled disbursements and lockbox cash management services; provided that Bank's charges for such services are not substantially greater than prevailing market rates.

           8.1.11 Supply Contract. On or prior to April 15, 2003, ETI and PW shall have entered into a Supply Contract (or other comparable agreement) (the "Supply Contract") with [___________], in form and substance reasonably acceptable to Agent, which Supply Contract shall provide, inter alia, that ETI and PW and their Subsidiaries shall have [________] payment terms for the period from the Closing Date through August 20, 2005 and for credit limits in amounts at least as large as available to Uponor ETI Company and PW prior to the Closing Date.

           8.1.12 Environmental Reviews. Complete or cause to be completed in all material respects all environmental remediation procedures recommended in the Environmental Reviews on or prior to the first anniversary of the Closing Date.

     8.2 Negative Covenants. During the Term, and thereafter for so long as there are any Obligations outstanding, each Borrower covenants that, unless otherwise consented to by Majority Lenders, in writing, it shall not:

           8.2.1 Mergers; Consolidations; Acquisitions; Structural Changes. Merge or consolidate, or permit any Subsidiary of any Borrower to merge or consolidate, with any Person; nor change its or any of its Subsidiaries' state of incorporation or organization, Type of Organization or Organizational I.D. Number; nor change its or any of its Subsidiaries' legal name; nor acquire, nor permit any of its Subsidiaries to acquire, all or any substantial part of the Properties of any Person, except for:


[_____] confidential treatment requested.

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

                      (i) mergers of any Subsidiary of a Borrower into a Borrower or another wholly-owned Subsidiary of a Borrower; and

                      (ii) acquisitions of assets consisting of fixed assets or real property that constitute Capital Expenditures permitted under subsection 8.2.8.

           8.2.2 Loans. Except as provided in Section 8.2.7 hereof, make, or permit any Subsidiary of any Borrower to make, any loans or other advances of money (other than for salary, travel, advances, advances against commissions and other similar advances in the ordinary course of business) to any Person.

           8.2.3 Total Indebtedness. Create, incur, assume, or suffer to exist, or permit any Subsidiary of any Borrower to create, incur or suffer to exist, any Indebtedness, except:

                      (i)    Obligations owing to Agent and Lenders;

                      (ii) Indebtedness of any Subsidiary of a Borrower to a Borrower;

                      (iii) accounts payable to trade creditors and current operating expenses (other than for Funded Debt) which are not aged more than 30 days from the due date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being actively contested in good faith and by appropriate and lawful proceedings; and such Borrower or such Subsidiary shall have set aside such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by such Borrower or such Subsidiary and its independent accountants;

                      (iv)   Obligations to pay Rentals permitted by Section
     8.2.18;

                      (v)    Permitted Purchase Money Indebtedness;

                      (vi) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

                      (vii)  Indebtedness under Capitalized Leases listed on
     Exhibit 7.1.22;

                      (viii) Indebtedness incurred in connection with performance bonds, workmen's compensation bonds or the like;

                      (ix) Indebtedness incurred pursuant to the License Agreement;

                      (x)    Indebtedness incurred pursuant to the Subordinated
     Note;

                      (xi) Indebtedness owed by ETI to Mark Edwards or his Affiliates in connection with the purchase by ETI of the capital stock of Mid-States; provided that the amount of such Indebtedness does not exceed $300,000; and

                      (xii)  Indebtedness not included in paragraphs (i) through
     (xi) above which does not exceed at any time, in the aggregate, the sum of $100,000.

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

           8.2.4 Affiliate Transactions. Enter into, or be a party to, or permit any Subsidiary of any Borrower to enter into or be a party to, any transaction with any Affiliate of any Borrower or any holder of any Securities of any Borrower or any Subsidiary of any Borrower, including without limitation any management, consulting or similar fees, except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's or such Subsidiary's business and upon fair and reasonable terms which are fully disclosed to Agent and are no less favorable to such Borrower or such Subsidiary than would be obtained in a comparable arms-length transaction with a Person not an Affiliate or Security holder of any Borrower. In addition to the foregoing, with respect to any purchase, sale or exchange of goods or services between ETI and any of its Subsidiaries on the one part and PW and its Subsidiaries (other than ETI and its Subsidiaries) on the other part, (x) each such purchase, sale or exchange shall be effected at fair market prices, (y) each such sale, purchase or exchange shall have payment terms of 30 days or less and (z) the aggregate outstanding amounts owed by Borrowers and their Subsidiaries to PW and its Subsidiaries (other than Borrowers and their Subsidiaries), or vice versa, shall not exceed $250,000. Without in any way limiting the generality of the foregoing, Borrowers and their Subsidiaries may enter into a tax sharing agreement with PW and its Subsidiaries and may make payments to PW to satisfy Borrowers' and their Subsidiaries' tax obligations with respect thereto; provided that such tax obligations payable by Borrowers and their Subsidiaries with respect thereto do not exceed the amount of tax obligations Borrowers and their Subsidiaries would pay on a stand-alone basis.

           8.2.5 Limitation on Liens. Create or suffer to exist, or permit any Subsidiary of any Borrower to create or suffer to exist, any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except:

                      (i) Liens at any time granted in favor of Agent for its benefit and the ratable benefit of Lenders;

                      (ii) Liens for taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due, or being contested in the manner described in Section 7.1.14 hereto, but only if in Agent's judgment such Lien does not adversely affect Agent's or Lenders' rights or the priority of Agent's Lien in the Collateral;

                      (iii) Liens arising in the ordinary course of any Borrower's business by operation of law or regulation or to secure the performance of contracts (other than for Funded Debt), statutory obligations, surety, appeal bonds or the like, but only if payment in respect of any such Lien is not at the time required and such Liens do not, in the aggregate, materially detract from the value of the Property of any Borrower or materially impair the use thereof in the operation of any Borrower's business;

                      (iv) Purchase Money Liens securing Permitted Purchase Money Indebtedness;

                      (v) Liens securing Indebtedness of one of a Borrower's Subsidiaries to a Borrower or another such Subsidiary;

                      (vi)   such other Liens as appear on Exhibit 8.2.5 hereto;

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

                      (vii) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interest, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased Property, with or without consent of the lessee) which do not in the aggregate impair the use of any Property material to the operation of the business of Borrowers or their Subsidiaries or the value of such Property for the purpose of the business of Borrowers or their Subsidiaries;

                      (viii) such other Liens as Majority Lenders may hereafter approve in writing; and

                      (ix) extensions, renewals and replacements of the Liens referred to in paragraphs (i) through (viii) hereof.

           8.2.6 Subordinated Debt; Other Indebtedness and Supply Contract. Make, or permit any Subsidiary of any Borrower to make, any payment or repurchase of any part or all of any Subordinated Debt (including, without limitation, any Indebtedness owing by Borrowers or their Subsidiaries under the License Agreement) or take any other action or omit to take any other action in respect of any Subordinated Debt, except in accordance with any applicable subordination agreement or the subordination provisions of the Standstill Agreement. Modify or amend in any manner materially adverse to Borrowers, Agent or Lenders, the Supply Contract.

           8.2.7 Distributions. Declare or make, or permit any Subsidiary of any Borrower to declare or make, any Distributions except for Distributions by any Subsidiary of a Borrower to a Borrower and Distributions paid solely in Securities of a Borrower or any of its Subsidiaries; provided that Borrowers and their Subsidiaries may make Distributions to PW with respect to tax obligations as contemplated by Section 8.2.4 of the Agreement.

           8.2.8 Capital Expenditures. Make Capital Expenditures (including, without limitation, by way of capitalized leases) which, in the aggregate, as to Borrowers and their Subsidiaries during any fiscal year (or other period) of Borrowers exceeds the amount set forth opposite such fiscal year (or other period) in the following schedule:

     FISCAL YEAR ENDING                  PERMITTED CAPITAL EXPENDITURE
     ------------------                  -----------------------------

December 31, 2003                        $2,750,000 plus Carryover Amount

December 31, 2004 and each               $3,250,000 plus Carryover Amount
December 31 thereafter

           For any fiscal year, Carryover Amount shall be the lesser of $500,000 or the amount of permitted Capital Expenditures for the previous fiscal year without giving effect to any Carryover Amount minus the actual amount of Capital Expenditures made within such fiscal year.

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

           8.2.9 Disposition of Assets. Sell, lease or otherwise dispose of any of, or permit any Subsidiary of any Borrower to sell, lease or otherwise dispose of any of, its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except for:

                      (i) sales of Inventory in the ordinary course of business;

                      (ii) transfers of Property to a Borrower by a Subsidiary of a Borrower;

                      (iii) dispositions of Property that is substantially worn, damaged, uneconomic or obsolete (subject to subsection 6.4.2 hereof);

                      (iv)   dispositions of investments described in paragraphs
     (iv), (v), (vi) and (vii) of the definition of the term "Restricted Investments"; and

                      (v) other dispositions expressly authorized by this Agreement.

           8.2.10 Securities of Subsidiaries. Permit any of its Subsidiaries to issue any additional Securities except to a Borrower and except for director's qualifying Securities.

           8.2.11 Bill-and-Hold Sales, Etc. Make, or permit any Subsidiary of any Borrower to make, a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval, repurchase or return or consignment basis.

           8.2.12 Restricted Investment. Except as otherwise provided by subsection 8.2.2 of the Agreement, make or have, or permit any Subsidiary of any Borrower to make or have, any Restricted Investment.

           8.2.13 Subsidiaries and Joint Ventures. Create, acquire or otherwise suffer to exist, or permit any Subsidiary of any Borrower to create, acquire or otherwise suffer to exist, any Subsidiary or joint venture arrangement not in existence as of the date hereof.

           8.2.14 Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than another Borrower, Borrowers' Subsidiaries or PW and its Subsidiaries.

           8.2.15 Organizational Documents. Agree to, or suffer to occur, any amendment, supplement or addition to any Borrower's or any of its Subsidiaries' charter, articles or certificate of incorporation, certificate of formation, limited partnership agreement, bylaws, limited liability agreement, operating agreement or other organizational documents (as the case may be), that would reasonably be expected to have a Material Adverse Effect.

           8.2.16 Fiscal Year End. Change, or permit any Subsidiary of any Borrower to change, its fiscal year end.

           8.2.17 Negative Pledges. Enter into any agreement limiting the ability of any Borrower or any of its Subsidiaries to voluntarily create Liens upon any of its Property.

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

           8.2.18 Leases. Become, or permit any of their Subsidiaries to become, a lessee under any operating lease (other than a lease under which any Borrower or any of its Subsidiaries is lessor) of Property if the aggregate Rentals payable during any current or future of 12 consecutive months under the lease in question and all other leases under which Borrowers or any of their Subsidiaries is then lessee would exceed $1,000,000. The term "Rentals" means, as of the date of determination, all payments which the lessee is required to make by the terms of any lease.

     8.3 Specific Financial Covenants. During the Term, and thereafter for so long as there are any Obligations outstanding, Borrowers covenant that, unless otherwise consented to by Majority Lenders, in writing, they shall comply with all of the financial covenants set forth in Exhibit 8.3 hereto. If GAAP changes from the basis used in preparing the audited financial statements delivered to Agent by Borrowers on or before the Closing Date, Borrowers will provide Agent with certificates demonstrating compliance with such financial covenants and will include, at the election of Borrowers or upon the request of Agent, calculations setting forth the adjustments necessary to demonstrate how Borrowers are also in compliance with such financial covenants based upon GAAP as in effect on the Closing Date.

                         SECTION 9. CONDITIONS PRECEDENT

     Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Agent or any Lender under the other sections of this Agreement, no Lender shall be required to make any Loan, nor shall Agent be required to or issue or procure any Letter of Credit or LC Guaranty unless and until each of the following conditions has been and continues to be satisfied:

     9.1 Documentation. Agent shall have received, in form and substance satisfactory to Agent and its counsel, a duly executed copy of this Agreement and the other Loan Documents, together with such additional documents, instruments, opinions and certificates as Agent and its counsel shall require in connection therewith from time to time, all in form and substance satisfactory to Agent and its counsel.

     9.2   No Default.  No Default or Event of Default shall exist.

     9.3 Other Conditions. Each of the conditions precedent set forth in the Loan Documents shall have been satisfied.

     9.4 Borrowers' Availability. Agent shall have determined that immediately after Lenders have made the initial Loans and after Agent has issued or procured the initial Letters of Credit and LC Guaranties contemplated hereby, and Borrowers have paid (or, if accrued, treated as paid), all closing costs incurred in connection with the transactions contemplated hereby (including without limitation the Acquisition), and have reserved an amount sufficient to pay all trade payables greater than 60 days past due, Availability shall not be less than $4,000,000.

     9.5 PW Availability. Agent shall have determined that, immediately after PW shall have made a $7,000,000 equity contribution to ETI as provided in
Section 9.6 below, "Availability" (as defined in the PW Loan Agreement) shall not be less than $13,000,000.

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

     9.6   PW Equity Contribution. PW shall have contributed at least
$7,000,000 to the equity of ETI and the "Majority Lenders" (as defined in the PW Loan Agreement) and the required holders of the PW Subordinated Notes shall have consented to such equity contribution.

     9.7 Acquisition. The Acquisition shall have been consummated in accordance with the terms of the Acquisition Documents and in compliance with all applicable laws.

     9.8 Supply Contract. ETI and PW shall have delivered to Agent a letter from [_________] evidencing [_______]'s willingness to enter into the Supply Contract and to extend credit terms to Borrowers and PW as described in Section 8.1.11.

     9.9 Appraisals. Agent shall have received appraisals of Uponor ETI Company's and Mid-States' Equipment and owned real Property in form and substance reasonably acceptable to Agent.

     9.10 Phase I and Phase II Environmental Reviews. Agent shall have received Phase I Environmental Reviews and, at Agent's option, Phase II Environmental Reviews with respect to each of Uponor ETI Company's and Mid-States' operating facilities (collectively, the "Environmental Reviews"), which Environmental Reviews shall be in form and substance reasonably acceptable to Agent.

     9.11 No Litigation. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby.

     9.12 Material Adverse Effect. As of the Closing Date, since January 31, 2003, there has not been any material adverse change in Borrowers', Uponor ETI Company's or Mid-States' business, assets, financial condition, income or prospects.

          SECTION 10. EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

     10.1 Events of Default. The occurrence of one or more of the following events shall constitute an "Event of Default":

           10.1.1 Payment of Obligations. Borrowers shall fail to pay any of the Obligations hereunder or under any Note on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise).

           10.1.2 Misrepresentations. Any representation, warranty or other statement made or furnished to Agent or any Lender by or on behalf of any Borrower, any Subsidiary of any Borrower or any Guarantor in this Agreement, any of the other Loan Documents or any instrument, certificate or financial statement furnished in compliance with or in reference thereto proves to have been false or misleading in any material respect when made, furnished or reaffirmed pursuant to Section 7.2 hereof.

           10.1.3 Breach of Specific Covenants. Borrowers shall fail or neglect to perform, keep or observe any covenant contained in Section or subsection 5.2, 5.3, 5.4, 6.1.1, 6.1.2, 6.2.4,


[_____] confidential treatment requested.

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

6.2.5, 8.1.1, 8.1.4, 8.1.8, 8.2 or 8.3 hereof on the date that Borrowers are required to perform, keep or observe such covenant or shall fail or neglect to perform, keep or observe any covenant contained in Section 8.1.3 or 8.1.7 hereof within 5 days following the date on which Borrowers are required to perform, keep or observe such covenant.

           10.1.4 Breach of Other Covenants. Borrowers or any Subsidiary of any Borrower shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in Section 10.1 hereof) and the breach of such other covenant is not cured to Majority Lenders' satisfaction within 5 days after the sooner to occur of any Borrower's receipt of notice of such breach from Agent or any Lender or the date on which such failure or neglect first becomes known to any officer of any Borrower or any Subsidiary of any Borrower; provided, however, that if a cure cannot be effected within such 5-day period, Borrowers shall have 10 additional days to effect such cure if during such 10-day period Borrowers are diligent in pursuing such a cure.

           10.1.5 Default Under Security Documents or Other Agreements. Any event of default shall occur under, or any Borrower or any of its Subsidiaries shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Security Documents, or the Other Agreements and such default shall continue beyond any applicable grace period.

           10.1.6 Other Defaults. There shall occur any default or event of default on the part of any Borrower or any Subsidiary of any Borrower under any agreement, document or instrument to which any Borrower or such Subsidiary of any Borrower is a party or by which any Borrower, such Subsidiary of such Borrower or any of its Property is bound, evidencing or relating to any Indebtedness (other than the Obligations) with an outstanding principal balance in excess of $250,000, if the payment or maturity of such Indebtedness is or could be accelerated in consequence of such event of default or demand for payment of such Indebtedness is made or could be made in accordance with the terms thereof.

           10.1.7 Uninsured Losses. Any material loss, theft, damage or destruction of any portion of the Collateral having a fair market value of $100,000, in the aggregate, if not fully covered (subject to such deductibles and self-insurance retentions as Agent shall have permitted) by insurance.

           10.1.8 Insolvency and Related Proceedings. Any Borrower or any Subsidiary of any Borrower shall cease to be Solvent or shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against any Borrower or any Subsidiary of any Borrower under U.S. federal bankruptcy laws (if against any Borrower or any Subsidiary of any Borrower the continuation of such proceeding for more than 30 days), or any Borrower or any Subsidiary of any Borrower shall make any offer of settlement, extension or composition to their respective unsecured creditors generally.

           10.1.9 Business Disruption; Condemnation. There shall occur a cessation of a substantial part of the business of any Borrower or any Subsidiary of any Borrower for a period which materially adversely affects such Borrower's or such Subsidiary's capacity (taken as a

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

whole) to continue their business on a profitable basis; or any Borrower or any Subsidiary of any Borrower shall suffer the loss or revocation of any material license or permit now held or hereafter acquired by such Borrower or any Subsidiary of any Borrower which is necessary to the continued or lawful operation of its business; or any Borrower or any Subsidiary of any Borrower shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which any Borrower or any Subsidiary of any Borrower leases, uses or occupies any Property shall be canceled or terminated prior to the expiration of its stated term, except any such lease or agreement the cancellation or termination of which could not reasonably be expected to have a Material Adverse Effect; or any material portion of the Collateral shall be taken through condemnation or the value of such Property shall be impaired through condemnation.

           10.1.10 Change of Control. (i) PW shall cease to own and control, beneficially and of record (directly or indirectly), 100% of the issued and outstanding Securities and Voting Stock of ETI, (ii) any Borrower shall cease to own and control, beneficially and of record (directly or indirectly), 100% of the issued and outstanding Securities of each of its Subsidiaries, (iii) the Spell Group shall cease to own and control, beneficially, at least ten percent (10%) of the issued and outstanding capital stock of PW, on a fully diluted basis after giving effect to the exercise of all options and warrants or (iv) a Change of Control occurs.

           10.1.11 ERISA. A Reportable Event shall occur which, in Agent's reasonable determination, constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or any Plan shall be terminated or any such trustee shall be requested or appointed, or if any Borrower or any Subsidiary of any Borrower is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from such Borrower's or such Subsidiary's complete or partial withdrawal from such Plan and any such event could reasonably be expected to have a Material Adverse Effect.

           10.1.12 Challenge to Agreement. Any Borrower or any Subsidiary of any Borrower, or any Affiliate of any of them, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Agent.

           10.1.13 Criminal Forfeiture. Any Borrower or any Subsidiary of any Borrower any other Guarantor shall be criminally indicted or convicted under any law that could lead to a forfeiture of any Property of such Borrower or any Subsidiary of such Borrower.

           10.1.14 Judgments. Any money judgments, writ of attachment or similar processes (collectively, "Judgments") are issued or rendered against any Borrower or any Subsidiary of any Borrower, or any of their respective Property
(i) in the case of money judgments, in an amount of $150,000 or more for all such judgments, attachments or processes in the aggregate, in each case in excess of any applicable insurance with respect to which the insurer has admitted liability, and (ii) in the case of non-monetary Judgments, such Judgment or

Judgments (in the aggregate) could reasonably be expected to have a Material Adverse Effect, in each case which Judgment is not stayed, released or discharged within 30 days.

     10.2 Acceleration of the Obligations. Upon or at any time after the occurrence and during the continuance of an Event of Default, (i) the Revolving Loan Commitments and the Equipment Loan Commitments shall, at the option of Agent or Majority Lenders be terminated and/or (ii) Agent or Majority Lenders may declare all or any portion of the Obligations at once due and payable without presentment, demand protest or further notice by Agent or any Lender, and Borrowers shall forthwith pay to Agent, the full amount of such Obligations, provided, that upon the occurrence of an Event of Default specified in subsection 10.1.8 hereof, the Revolving Loan Commitments and the Equipment Loan Commitments shall automatically be terminated and all of the Obligations shall become automatically due and payable, in each case without declaration, notice or demand by Agent or any Lender.

     10.3 Other Remedies. Upon the occurrence and during the continuance of an Event of Default, Agent shall have and may exercise from time to time the following other rights and remedies:

           10.3.1 All of the rights and remedies of a secured party under the UCC or under other applicable law, and all other legal and equitable rights to which Agent or Lenders may be entitled, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

           10.3.2 The right to take immediate possession of the Collateral, and to (i) require Borrowers and each of their Subsidiaries to assemble the Collateral, at Borrowers' expense, and make it available to Agent at a place designated by Agent which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of a Borrower or any Subsidiary of a Borrower, such Borrower agrees not to charge, or permit any of its Subsidiaries to charge, Agent for storage thereof).

           10.3.3 The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Agent, in its sole discretion, may deem advisable. Agent may, at Agent's option, disclaim any and all warranties regarding the Collateral in connection with any such sale. Borrowers agree that 10 days' written notice to Borrowers or any of their Subsidiaries of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Agent may designate in said notice. Agent shall have the right to conduct such sales on any Borrower's or any of its Subsidiaries' premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Agent shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Agent, on behalf of Lenders, may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale of any Collateral may be applied, after allowing 2 Business Days for

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

collection, first to the costs, expenses and attorneys' fees incurred by Agent in collecting the Obligations, in enforcing the rights of Agent and Lenders under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivering any Collateral, second to the interest due upon any of the Obligations; and third, to the principal of the Obligations. If any deficiency shall arise, each Borrower and each Guarantor (if any) shall remain jointly and severally liable to Agent and Lenders therefor.

           10.3.4 Agent is hereby granted a license or other right to use, without charge, each Borrower's and each of its Subsidiary's labels, patents, copyrights, licenses, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in completing, advertising for sale and selling any Collateral and each Borrower's and each of its Subsidiary's rights under all licenses and all franchise agreements shall inure to Agent's benefit.

           10.3.5 Agent may, at its option, require Borrowers to deposit with Agent funds equal to the LC Amount and, if Borrowers fail to promptly make such deposit, Agent may advance such amount as a Revolving Credit Loan (whether or not an Overadvance is created thereby). Each such Revolving Credit Loan shall be secured by all of the Collateral and shall constitute a Base Rate Revolving Portion. Any such deposit or advance shall be held by Agent as a reserve to fund future payments on such LC Guaranties and future drawings against such Letters of Credit. At such time as all LC Guaranties have been paid or terminated and all Letters of Credit have been drawn upon or expired, any amounts remaining in such reserve shall be applied against any outstanding Obligations, or, if all Obligations have been indefeasibly paid in full, returned to Borrowers.

     10.4 Set Off and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, during the continuance of any Event of Default, each Lender is hereby authorized by Borrowers at any time or from time to time, with prior written consent of Agent and with reasonably prompt subsequent notice to Borrowers (any prior or contemporaneous notice to Borrowers being hereby expressly waived) to set off and to appropriate and to apply any and all (i) balances held by such Lender at any of its offices for the account of any Borrower or any of its Subsidiaries (regardless of whether such balances are then due to such Borrower or its Subsidiaries), and (ii) other property at any time held or owing by such Lender to or for the credit or for the account of any Borrower or any of its Subsidiaries, against and on account of any of the Obligations. Any Lender exercising a right to set off shall, to the extent the amount of any such set off exceeds its Revolving Loan Percentage of the amount set off, purchase for cash (and the other Lenders shall sell) interests in each such other Lender's pro rata share of the Obligations as would be necessary to cause such Lender to share such excess with each other Lender in accordance with their respective Revolving Loan Percentages. Each Borrower agrees, to the fullest extent permitted by law, that any Lender may exercise its right to set off with respect to amounts in excess of its pro rata share of the Obligations and upon doing so shall deliver such excess to Agent for the benefit of all Lenders in accordance with each such Lender's Aggregate Percentage.

     10.5 Remedies Cumulative; No Waiver. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrowers contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule or in any Guaranty Agreement given to Agent or any Lender or contained in any other agreement between any Lender and any Borrower or between Agent and any Borrower heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of any Borrower herein contained. The failure or delay of Agent or any Lender to require strict performance by any Borrower of any provision of this Agreement or to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and other Obligations owing or to become owing from Borrowers to Agent and each Lender have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of Borrowers contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by Borrowers under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived by Lenders, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Agent and directed to Borrowers.

                                SECTION 11. AGENT

     11.1 Authorization and Action. Each Lender hereby appoints and authorizes Agent to take such action on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Each Lender hereby acknowledges that Agent shall not have by reason of this Agreement assumed a fiduciary relationship in respect of any Lender. In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and shall not assume, or be deemed to have assumed, any obligation toward, or relationship of agency or trust with or for, Borrowers. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including without limitation enforcement and collection of the Notes), Agent may, but shall not be required to, exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, whenever such instruction shall be requested by Agent or required hereunder, or a greater or lesser number of Lenders if so required hereunder, and such instructions shall be binding upon all Lenders; provided, that Agent shall be fully justified in failing or refusing to take any action which exposes Agent to any liability or which is contrary to this Agreement, the other Loan Documents or applicable law, unless Agent is indemnified to its satisfaction by the other Lenders against any and all liability and expense which it may incur by reason of taking or continuing to take any such action. If Agent seeks the consent or approval of the Majority Lenders (or a greater or lesser number of Lenders as required in this Agreement), with respect to any action hereunder, Agent shall send notice thereof to each Lender and shall notify each Lender at any time that the Majority Lenders (or such greater or lesser number of Lenders) have instructed Agent to act or refrain from acting pursuant hereto.

     11.2 Agent's Reliance, Etc. Neither Agent, any Affiliate of Agent, nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan

Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Agent: (i) may treat each Lender party hereto as the holder of Obligations until Agent receives written notice of the assignment or transfer or such lender's portion of the Obligations signed by such Lender and in form reasonably satisfactory to Agent; (ii) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iii) makes no warranties or representations to any Lender and shall not be responsible to any Lender for any recitals, statements, warranties or representations made in or in connection with this Agreement or any other Loan Documents; (iv) shall not have any duty beyond Agent's customary practices in respect of loans in which Agent is the only lender, to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Borrower, to inspect the property (including the books and records) of any Borrower, to monitor the financial condition of any Borrower or to ascertain the existence or possible existence or continuation of any Default or Event of Default; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (vi) shall not be liable to any Lender for any action taken, or inaction, by Agent upon the instructions of Majority Lenders pursuant to Section 11.1 hereof or refraining to take any action pending such instructions; (vii) shall not be liable for any apportionment or distributions of payments made by it in good faith pursuant to Section 3 hereof;
(viii) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate, message or other instrument or writing (which may be by telephone, facsimile, telegram, cable or telex) believed in good faith by it to be genuine and signed or sent by the proper party or parties; and (ix) may assume that no Event of Default has occurred and is continuing, unless Agent has actual knowledge of the Event of Default, has received notice from Borrowers or Borrowers' independent certified public accounts stating the nature of the Event of Default, or has received notice from a Lender stating the nature of the Event of Default and that such Lender considers the Event of Default to have occurred and to be continuing. In the event any apportionment or distribution described in clause (vii) above is determined to have been made in error, the sole recourse of any Person to whom payment was due but not made shall be to recover from the recipients of such payments any payment in excess of the amount to which they are determined to have been entitled.

     11.3 Fleet and Affiliates. With respect to its commitment hereunder to make Loans, Fleet shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the terms "Lender," "Lenders" or "Majority Lenders" shall, unless otherwise expressly indicated, include Fleet in its individual capacity as a Lender. Fleet and its Affiliates may lend money to, and generally engage in any kind of business with, any Borrower, and any Person who may do business with or own Securities of any Borrower all as if Fleet were not Agent and without any duty to account therefor to any other Lender.

     11.4 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the financial statements referred to herein and such other documents and information as it has deemed appropriate, made

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

its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Agent shall not have any duty or responsibility, either initially or on an ongoing basis, to provide any Lender with any credit or other similar information regarding Borrowers.

     11.5 Indemnification. Lenders agree to indemnify Agent (to the extent not reimbursed by Borrowers), in accordance with their respective Aggregate Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Agent under this Agreement; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share, as set forth above, of any out-of-pocket expenses (including attorneys' fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiation, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by Borrowers. The obligations of Lenders under this Section 11.5 shall survive the payment in full of all Obligations and the termination of this Agreement. If after payment and distribution of any amount by Agent to Lenders, any Lender or any other Person, including Borrowers, any creditor of any Borrower, a liquidator, administrator or trustee in bankruptcy, recovers from Agent any amount found to have been wrongfully paid to Agent or disbursed by Agent to Lenders, then Lenders, in accordance with their respective Aggregate Percentages, shall reimburse Agent for all such amounts.

     11.6 Rights and Remedies to be Exercised by Agent Only. Each Lender agrees that, except as set forth in Section 10.4, no Lender shall have any right individually (i) to realize upon the security created by this Agreement or any other Loan Document, (ii) to enforce any provision of this Agreement or any other Loan Document, or (iii) to make demand under this Agreement or any other Loan Document.

     11.7 Agency Provisions Relating to Collateral. Each Lender authorizes and ratifies Agent's entry into this Agreement and the Security Documents for the benefit of Lenders. Each Lender agrees that any action taken by Agent with respect to the Collateral in accordance with the provisions of this Agreement or the Security Documents, and the exercise by Agent of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders. Agent is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender to take any action with respect to any Collateral or the Loan Documents which may be necessary to perfect and maintain perfected Agent's Liens upon the Collateral, for its benefit and the ratable benefit of Lenders. Lenders hereby irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent upon any Collateral (i) upon termination of the Agreement and payment and satisfaction of all Obligations; or (ii) constituting property being sold or disposed of if Borrowers certify to Agent that the sale or disposition is made in compliance with subsection 8.2.9 hereof (and Agent may rely conclusively on any such certificate, without further inquiry); or (iii) constituting property in which any Borrower owned no interest at the time the Lien was granted or at any time thereafter; or (iv) in connection with any foreclosure sale or other disposition of Collateral after the occurrence and during the continuation of an Event of Default; or (v) if approved, authorized or ratified in writing by Agent at the direction of all Lenders. Upon request by Agent at any time, Lenders will confirm in writing Agent's authority to release particular types or items of Collateral pursuant hereto. Agent shall have no obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by any Borrower or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent herein or pursuant to the Security Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of its rights, authorities and powers granted or available to Agent in this Section
11.7 or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its sole discretion, but consistent with the provisions of this Agreement, including given Agent's own interest in the Collateral as a Lender and that Agent shall have no duty or liability whatsoever to any Lender.

     11.8 Agent's Right to Purchase Commitments. Agent shall have the right, but shall not be obligated, at any time upon written notice to any Lender and with the consent of such Lender, which may be granted or withheld in such Lender's sole discretion, to purchase for Agent's own account all of such Lender's interests in this Agreement, the other Loan Documents and the Obligations, for the face amount of the outstanding Obligations owed to such Lender, including without limitation all accrued and unpaid interest and fees.

     11.9 Right of Sale, Assignment, Participations. Each Borrower hereby consents to any Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including, without limitation, such Lender's rights, title, interests, remedies, powers, and duties hereunder or thereunder subject to the terms and conditions set forth below:

           11.9.1 Sales, Assignments. Each Lender hereby agrees that, with respect to any sale or assignment (i) no such sale or assignment shall be for an amount of less than $5,000,000, (ii) each such sale or assignment shall be made on terms and conditions which are customary in the industry at the time of the transaction, (iii) Agent and, in the absence of a Default or Event of Default, Borrowers must consent, such consent not to be unreasonably withheld, to each such assignment to a Person that is not an original signatory to this Agreement,
(iv) the assigning Lender shall pay to Agent a processing and recordation fee of $3,500 and any out-of-pocket attorneys' fees and expenses incurred by Agent in connection with any such sale or assignment and (v) Agent, the assigning Lender and the assignee Lender shall each have executed and delivered an Assignment and Acceptance Agreement. After such sale or assignment has been consummated (x) the assignee Lender thereupon shall become a "Lender" for all purposes of this Agreement and (y) the assigning Lender shall have no further liability for funding the portion of Revolving Loan Commitments or Equipment Loan Commitments assumed by such other Lender.

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

           11.9.2 Participations. Any Lender may grant participations in its extensions of credit hereunder to any other Lender or other lending institution (a "Participant"), provided that (i) no such participation shall be for an amount of less than $5,000,000, (ii) no Participant shall thereby acquire any direct rights under this Agreement, (iii) no Participant shall be granted any right to consent to any amendment, except to the extent any of the same pertain to (1) reducing the aggregate principal amount of, or interest rate on, or fees applicable to, any Loan or (2) extending the final stated maturity of any Loan or the stated maturity of any portion of any payment of principal of, or interest or fees applicable to, any of the Loans; provided, that the rights described in this subclause (2) shall not be deemed to include the right to consent to any amendment with respect to or which has the effect of requiring any mandatory prepayment of any portion of any Loan or any amendment or waiver of any Default or Event of Default, (iv) no sale of a participation in extensions of credit shall in any manner relieve the originating Lender of its obligations hereunder, (v) the originating Lender shall remain solely responsible for the performance of such obligations, (vi) Borrowers and Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, (vii) in no event shall any financial institution purchasing the participation grant a participation in its participation interest in the Loans without the prior written consent of Agent, and, in the absence of a Default or an Event of Default, Borrowers which consents shall not unreasonably be withheld and (viii) all amounts payable by Borrowers hereunder shall be determined as if the originating Lender had not sold any such participation.

           11.9.3     Certain Agreements of Borrowers. Each Borrower agrees that
(i) it will use commercially reasonable best efforts to assist and cooperate with each Lender in any manner reasonably requested by such Lender to effect the sale of participation in or assignments of any of the Loan Documents or any portion thereof or interest therein, including, without limitation, assisting in the preparation of appropriate disclosure documents and making members of management available at reasonable times and upon reasonable notice to meet with and answer questions of potential assignees and Participants; and (ii) subject to the provisions of Section 12.14 hereof, such Lender may disclose credit information regarding any Borrower to any potential Participant or assignee.

           11.9.4     Non U.S. Resident Transferees. If, pursuant to this
Section 11.9, any interest in this Agreement or any Loans is transferred to any transferee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Lender shall cause such transferee (other than any Participant), and may cause any Participant, concurrently with and as a condition precedent to the effectiveness of such transfer, to (i) represent to the transferor Lender (for the benefit of the transferor Lender, Agent, and Borrowers) that under applicable law and treaties no taxes will be required to be withheld by Agent, Borrowers or the transferor Lender with respect to any payments to be made to such transferee in respect of the interest so transferred, (ii) furnish to the transferor Lender, Agent and Borrowers either United States Internal Revenue Service Form W-8BEN or United States Internal Revenue Service Form W-8ECI (wherein such transferee claims entitlement to complete exemption from United States federal withholding tax on all interest payments hereunder), and (iii) agree (for the benefit of the transferor Lender, Agent and Borrowers) to provide the transferor Lender, Agent and Borrowers a new Form W-8BEN or Form W-8ECI upon the obsolescence of any previously delivered form and comparable statements in accordance with

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

applicable United States laws and regulations and amendments duly executed and completed by such transferee, and to comply from time to time with all applicable United States laws and regulations with regard to such withholding tax exemption.

     11.10 Amendment. No amendment or waiver of any provision of this Agreement or any other Loan Document (including without limitation any Note), nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders and Borrowers, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver or consent shall be effective, unless (i) in writing and signed by each Lender, to any of the following: (1) increase or decrease the aggregate Loan Commitments, or any Lender's Revolving Loan Commitment, Equipment Loan Commitment or Term Loan Commitment, (2) reduce the principal of, or interest on, any amount payable hereunder or under any Note, other than those payable only to Fleet in its capacity as Agent, which may be reduced by Fleet unilaterally, (3) increase or decrease any interest rate payable hereunder, (4) postpone any date fixed for any payment of principal of, or interest on, any amounts payable hereunder or under any Note, other than those payable only to Fleet in its capacity as Agent, which may be postponed by Fleet unilaterally,
(5) increase any advance percentage contained in the definition of the term Borrowing Base, (6) reduce the number of Lenders that shall be required for Lenders or any of them to take any action hereunder, (7) release or discharge any Person liable for the performance of any obligations of Borrower hereunder or under any of the Loan Documents, (8) amend any provision of this Agreement that requires the consent of all Lenders or consent to or waive any breach thereof, (9) amend the definition of the term "Majority Lenders", (10) amend this Section 11.10 or (11) release any substantial portion of the Collateral, unless otherwise permitted pursuant to Section 11.7 hereof; or (ii) in writing and signed by Agent in addition to the Lenders required above to affect the rights or duties of Agent under this Agreement, any Note or any other Loan Document.

     11.11 Resignation of Agent; Appointment of Successor. Agent may resign as Agent by giving not less than thirty (30) days' prior written notice to Lenders and Borrowers. If Agent shall resign under this Agreement, then, (i) subject to the consent of Borrowers (which consent shall not be unreasonably withheld and which consent shall not be required during any period in which a Default or an Event of Default exists), Majority Lenders shall appoint from among Lenders a successor agent for Lenders or (ii) if a successor agent shall not be so appointed and approved within the thirty (30) day period following Agent's notice to Lenders and Borrowers of its resignation, then Agent shall appoint a successor agent who shall serve as Agent until such time as Majority Lenders appoint a successor agent, subject to Borrowers' consent as set forth above. Upon its appointment, such successor agent shall succeed to the rights, powers and duties of Agent and the term "Agent" shall mean such successor effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of any Agent hereunder, the provisions of this Section 11 shall inure to the benefit of such former Agent and such former Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Agent under this Agreement.

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

     11.12 Audit and Examination Reports; Disclaimer by Lenders. By signing this Agreement, each Lender:

     (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each audit or examination report (each a "Report" and collectively, "Reports") prepared by or on behalf of Agent;

     (b) expressly agrees and acknowledges that Agent (i) does not make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report;

     (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrowers and will rely significantly upon Borrowers' books and records, as well as on representations of Borrowers' personnel;

     (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner, in accordance with the provisions of Section 12.14; and

     (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrowers; and (ii) to pay and protect, and indemnify, defend and hold Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including attorney's fees and expenses) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

                            SECTION 12. MISCELLANEOUS

     12.1 Power of Attorney. Each Borrower hereby irrevocably designates, makes, constitutes and appoints Agent (and all Persons designated by Agent) as such Borrower's true and lawful attorney (and agent-in-fact), solely with respect to the matters set forth in this Section 12.1, and Agent, or Agent's agent, may, without notice to such Borrower and in such Borrower's or Agent's name, but at the cost and expense of Borrowers:

           12.1.1 At such time or times as Agent or said agent, in its sole discretion, may determine, endorse any Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Agent or under Agent's control.

           12.1.2 At such time or times upon or after the occurrence and during the continuance of an Event of Default (provided that the occurrence of an Event of Default shall not be required with respect to clauses (iv), (vi), (viii) and (ix) below), as Agent or its agent in its sole discretion may determine: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of any Borrower's rights and remedies with respect to the collection of the Accounts; (ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Agent deems advisable, and at Agent's option, with all warranties regarding the Collateral disclaimed;
(iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign any Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to any Borrower and notify postal authorities to change the address for delivery thereof to such address as Agent may designate; (vii) endorse the name of any Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Agent on account of the Obligations; (viii) endorse the name of any Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (ix) use any Borrower's stationery and sign the name of any Borrower to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and Computer Hardware and Software relating to the Accounts, Inventory, Equipment and any other Collateral; (xi) make and adjust claims under policies of insurance; and (xii) do all other acts and things necessary, in Agent's determination, to fulfill any Borrower's obligations under this Agreement.

           The power of attorney granted hereby shall constitute a power coupled with an interest and shall be irrevocable.

     12.2 Indemnity. Each Borrower hereby agrees to indemnify Agent and each Lender (and each of their Affiliates) and hold Agent and each Lender (and each of their Affiliates) harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by any such Person (including reasonable attorneys fees and legal expenses) as the result of any Borrower's failure to observe, perform or discharge any Borrower's duties hereunder. In addition, each Borrower shall defend Agent and each Lender (and each of their Affiliates) against and save it harmless from all claims of any Person with respect to the Collateral (except those resulting from the gross negligence or intentional misconduct of Agent, any Lender or any Affiliate of Agent or any Lender, as applicable). Without limiting the generality of the foregoing, these indemnities shall extend to any claims asserted against Agent or any Lender (and each of their Affiliates) by any Person under any Environmental Laws by reason of any Borrower's or any other Person's failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances. Notwithstanding any contrary provision in this Agreement, the obligation of Borrowers under this Section 12.2 shall survive the payment in full of the Obligations and the termination of this Agreement.

     12.3 Sale of Interest. No Borrower may sell, assign or transfer any interest in this Agreement, any of the other Loan Documents, or any of the Obligations, or any portion thereof, including, without limitation, such Borrower's rights, title, interests, remedies, powers, and duties hereunder or thereunder.

     12.4 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     12.5 Successors and Assigns. This Agreement, the Other Agreements and the Security Documents shall be binding upon and inure to the benefit of the successors and assigns of each Borrower, Agent and each Lender permitted under
Section 11.9 hereof.

     12.6 Cumulative Effect; Conflict of Terms. The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

     12.7 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

     12.8 Notice. Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto, to be effective, shall be in writing, and shall be sent by certified or registered mail, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given, delivered or received immediately when delivered against receipt, three (3) Business Days' after deposit in the mail, postage prepaid, one (1) Business Day after deposit with an overnight courier or, in the case of facsimile notice, when sent with respect to machine confirmed, addressed as follows:

     If to Agent:                  Fleet Capital Corporation
                                   One South Wacker Drive
                                   Suite 1400
                                   Chicago, Illinois 60606
                                   Attention:  Loan Administration Manager
                                   Facsimile No.:  (312) 827-4222

     With a copy to:               Vedder, Price, Kaufman & Kammholz
                                   222 North LaSalle Street
                                   Suite 2600
                                   Chicago, Illinois 60601
                                   Attention:  John T. McEnroe
                                   Facsimile No.:  (312) 609-5005

     If to Borrowers:              c/o PW Eagle, Inc.
                                   222 South Ninth Street
                                   Suite 2280
                                   Minneapolis, Minnesota 55402
                                   Attention:  William Spell, President and COO
                                   Facsimile No.:  (612) 371-9651

     With copies to:               [PW Eagle, Inc.
                                   1550 Valley River Drive
                                   Eugene, Oregon 97440
                                   Attention:  Roger R. Robb
                                   Facsimile No.:  (541) 686-9248]

                                   and

                                   Fredrikson & Byron, P.A.
                                   4000 Pillsbury Center
                                   200 South Sixth Street
                                   Minneapolis, Minnesota 55402-1245
                                   Attention:  K. Lisa Holter
                                   Facsimile No.:  (612) 492-7077

or to such other address as each party may designate for itself by notice given in accordance with this Section 12.8; provided, however, that any notice, request or demand to or upon Agent or a Lender pursuant to subsection 3.1.1 or
4.2.2 hereof shall not be effective until received by Agent or such Lender.

     12.9 Consent. Whenever Agent's, Majority Lenders' or all Lenders' consent is required to be obtained under this Agreement, any of the Other Agreements or any of the Security Documents as a condition to any action, inaction, condition or event, except as otherwise specifically provided herein, Agent, Majority Lenders or all Lenders, as applicable, shall be authorized to give or withhold such consent in their sole and absolute discretion and to condition its consent upon the giving of additional Collateral security for the Obligations, the payment of money or any other matter.

     12.10 Credit Inquiries. Each Borrower hereby authorizes and permits Agent and each Lender to respond to usual and customary credit inquiries from third parties concerning any Borrower or any of its Subsidiaries.

     12.11 Time of Essence. Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

     12.12 Entire Agreement. This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.

     12.13 Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

     12.14 Confidentiality. Agent and each Lender shall hold all nonpublic information obtained pursuant to the requirements of this Agreement in accordance with Agent's and such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by a prospective participant or assignee in connection with the contemplated participation or assignment or as required or requested by any governmental authority or representative thereof or pursuant to legal process and shall require any such participant or assignee to agree to comply with this Section 12.14.

     12.15 GOVERNING LAW; CONSENT TO FORUM. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED IN AND SHALL BE DEEMED TO HAVE BEEN MADE IN CHICAGO, ILLINOIS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS; PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN ILLINOIS, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF AGENT'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF AGENT'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF ILLINOIS. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF ANY BORROWER, AGENT OR ANY LENDER, EACH BORROWER HEREBY CONSENTS AND AGREES THAT THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS, OR, AT AGENT'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS, EASTERN DIVISION, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWERS ON THE ONE HAND AND AGENT OR ANY LENDER ON THE OTHER HAND PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH BORROWER HEREBY WAIVES ANY OBJECTION

WHICH SUCH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION,
IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWERS AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWERS' ACTUAL RECEIPT THEREOF OR 3 DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF AGENT OR ANY LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY AGENT OR ANY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

     12.16 WAIVERS BY BORROWER. EACH BORROWER WAIVES (i) THE RIGHT TO TRIAL BY JURY (WHICH AGENT AND EACH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL; (ii) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY AGENT OR ANY LENDER ON WHICH ANY BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER AGENT OR ANY LENDER MAY DO IN THIS REGARD; (iii) NOTICE PRIOR TO AGENT'S TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING AGENT TO EXERCISE ANY OF AGENT'S REMEDIES; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; (v) NOTICE OF ACCEPTANCE HEREOF AND (vi) EXCEPT AS PROHIBITED BY LAW, ANY RIGHT TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO AGENT'S AND EACH LENDER'S ENTERING INTO THIS AGREEMENT AND THAT AGENT AND EACH LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH SUCH BORROWER. EACH BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS

AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     12.17 Advertisement. Each Borrower hereby authorizes Agent to publish the name of Borrower and the amount of the credit facility provided hereunder in any "tombstone" or comparable advertisement which Agent elects to publish.

     12.18 Reimbursement. The undertaking by Borrowers to repay the Obligations and each representation, warranty or covenant of each Borrower are and shall be joint and several. To the extent that any Borrower shall be required to pay a portion of the Obligations which shall exceed the amount of loans, advances or other extensions of credit received by such Borrower and all interest, costs, fees and expenses attributable to such loans, advances or other extensions of credit, then such Borrower shall be reimbursed by the other Borrowers for the amount of such excess. This Section 12.18 is intended only to define the relative rights of Borrowers, and nothing set forth in Section 12.18 is intended or shall impair the obligations of each Borrower, jointly and severally, to pay to Agent and Lenders the Obligations as and when the same shall become due and payable in accordance with the terms hereof.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

                            (Signature Page Follows)

                 (Signature Page to Loan and Security Agreement)

     IN WITNESS WHEREOF, this Agreement has been duly executed on the day and year specified at the beginning of this Agreement.

                                EXTRUSION TECHNOLOGIES, INC., as a Borrower


                                By: /s/ Dobson West
                                    ----------------------------------------
                                Name: Dobson West
                                      --------------------------------------
                                Title: Secretary
                                       -------------------------------------

                                MID-STATES PLASTICS, INC., as a Borrower


                                By: /s/ Dobson West
                                    ----------------------------------------
                                Name: Dobson West
                                      --------------------------------------
                                Title: Secretary
                                       -------------------------------------

                 (Signature Page to Loan and Security Agreement)

                                FLEET CAPITAL CORPORATION, as Agent and as a Lender


                                By: /s/ Brian Conole
                                    ----------------------------------------
                                Name: Brian Conole
                                      --------------------------------------
                                Title: Senior Vice President
                                       -------------------------------------

                                Revolving Loan Commitment: $15,080,000 (60.32%) Term Loan Commitment: $3,016,000 (60.32%)
                                Equipment Loan Commitment:  $904,800 (60.32%)

                                THE CIT GROUP/BUSINESS CREDIT, INC., as Lender


                                By: /s/ Lori C. Hilker
                                    ----------------------------------------
                                Name: Lori C. Hilker
                                      --------------------------------------
                                Title: Vice President
                                       -------------------------------------

                                Address:

                                Ten South LaSalle Street
                                22nd Floor
                                Chicago, IL 60603-1097
                                Attention: Regional Credit Manager
                                          -----------------------------------
                                Telephone No.:  (312) 424-9700
                                Facsimile No.:  (312) 424-9740

                                Revolving Loan Commitment: ($9,920,000)(39.68%) Term Loan Commitment: $1,984,000 (39.68%)
                                Equipment Loan Commitment:  $595,200 (39.68%)

                                   APPENDIX A

                               GENERAL DEFINITIONS

          When used in the Loan and Security Agreement dated as of March 14, 2003, by and among Fleet Capital Corporation, individually and as Agent, the other financial institutions which are or become parties thereto and Extrusion Technologies, Inc. and Mid-States Plastics, Inc., (a) the terms Account, Certificated Security, Chattel Paper, Commercial Tort Claims, Deposit Account, Document, Electronic Chattel Paper, Equipment, Financial Asset, Fixture, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Payment Intangibles, Proceeds, Security, Security Entitlement, Software, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security have the respective meanings assigned thereto under the UCC; (b) all terms reflecting Collateral having the meanings assigned thereto under the UCC shall be deemed to mean such Property, whether now owned or hereafter created or acquired by any Borrower or in which any Borrower now has or hereafter acquires any interest; (c) capitalized terms which are not otherwise defined have the respective meanings assigned thereto in said Loan and Security Agreement; and (d) the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

          Account Debtor - any Person who is or may become obligated under or on account of any Account, Contract Right, Chattel Paper or General Intangible.

          Acquisition - the purchase by ETI of 100% of the issued and outstanding capital stock of Uponor ETI Company pursuant to the Acquisition Documents.

          Acquisition Agreement and Acquisition Documents - that certain Stock Purchase Agreement ("Acquisition Agreement") dated on or about March 14, 2003 by and among ETI, Uponor ETI Company, a Colorado corporation and Uponor North America, Inc., a Delaware corporation, and all schedules and exhibits and other documents and agreements delivered in connection therewith.

          Affiliate - a Person (other than a Subsidiary): (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Person; (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of a Person; or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by a Person or a Subsidiary of a Person.

          Agent - Fleet Capital Corporation in its capacity as agent for the Lenders under the Agreement and any successor in that capacity appointed pursuant to subsection 11.11 of the Agreement.

          Agent Loans - as defined in subsection 1.1.5 of the Agreement.

          Aggregate Percentage - with respect to each Lender, the percentage equal to the quotient of (i) such Lender's Loan Commitment divided by (ii) the aggregate of all Loan Commitments.

          Agreement - the Loan and Security Agreement referred to in the first sentence of this Appendix A, all Exhibits and Schedules thereto and this Appendix A, as each of the same may be amended from time to time.

          ALTA Survey - a survey prepared in accordance with the standards adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1997, known as the "Minimum Standard Detail Requirements of Land Title Surveys". The ALTA Survey shall be in sufficient form to satisfy the requirements of First American Title Insurance Company to provide extended coverage over survey defects and shall also show the location of all easements, utilities, and covenants of record, dimensions of all improvements, encroachments from any adjoining property, and certify as to the location of any flood plain area affecting the subject real estate. The ALTA Survey shall contain the following certification: "[name of applicable Borrower], Fleet Capital Corporation, as Agent, and First American Title Insurance Company. This is to certify that this map of plat and the survey on which it is based were made in accordance with the "Minimum Standard Detail Requirements for Land Title Surveys" jointly established and adopted by ALTA and ACSM in 1997. (signed
(SEAL) License No. __________".

          Applicable Margin - from the Closing Date to, but not including, the first Adjustment Date (as hereinafter defined) the percentages set forth below with respect to the Base Rate Revolving Portion, the Base Rate Term Portion, the LIBOR Revolving Portion and the LIBOR Term Portion:

          Base Rate Revolving Portion                            .50%
          Base Rate Term Portion                                1.00%
          Base Rate Equipment Portion                           1.00%
          LIBOR Revolving Portion                               2.75%
          LIBOR Term Portion                                    3.25%
          LIBOR Equipment Portion                               3.25%

          The percentages set forth above will be adjusted on the first day of the month following delivery by Borrowers to Agent of the financial statements required to be delivered pursuant to subsection 8.1.3(ii) of the Agreement for each December 31, March 31, June 30 and September 30 during the Term, commencing with the month ending December 31, 2003 (each such date an "Adjustment Date"), effective prospectively, by reference to the applicable "Financial Measurement" (as defined below) for the four quarters most recently ending in accordance with the following:

                            Base Rate        Base Rate        Base Rate       LIBOR        LIBOR          LIBOR
     Financial              Revolving          Term            Equipment    Revolving      Term         Equipment
    Measurement              Portion          Portion           Portion      Portion      Portion        Portion
    -----------              -------          -------           -------      -------      -------        -------
     * 1.30 to 1             .25%               .75%             .75%        2.50%         3.00%        3.00%
 *** 1.30 to 1, but          .50%              1.00%            1.00%        2.75%         3.25%        3.25%
    ** 1.20 to 1
   *** 1.20 to 1             .75%              1.25%            1.25%        3.00%         3.50%        3.50%

*   Less than
**  Greater than
*** Less than or equal to

provided that, (i) if ETI's audited financial statements for any fiscal year delivered pursuant to subsection 8.1.3(i) of the Agreement reflect a Financial Measurement that yields a higher Applicable Margin than that yielded by the monthly financial statements previously delivered pursuant to subsection 8.1.3(ii) of the Agreement for the last month of such fiscal year, the Applicable Margin shall be readjusted retroactively for the period that was incorrectly calculated and (ii) if Borrowers fail to deliver the financial statements required to be delivered pursuant to subsection 8.1.3(i) or subsection 8.1.3(ii) of the Agreement on or before the due date thereof, and such failure has not been cured to Agent's reasonable satisfaction, the Applicable Margin shall automatically adjust to the highest interest rate set forth above, effective prospectively from such due date until the next Adjustment Date. For purposes hereof, "Financial Measurement" shall mean the Fixed Charge Coverage Ratio.

          The foregoing notwithstanding, with respect to all interest accruing on the Term Loan and the Equipment Loans on or after the date on which Borrowers have made Term Loan principal payments pursuant to Section 3.3.2 (Excess Cash
Flow) of the Agreement in aggregate amounts equal to or in excess of $1,000,000, then, so long as no Default or Event of Default has occurred and is continuing, the Applicable Margins for the Base Rate Term Portion, the Base Rate Equipment Portion, the LIBOR Term Portion and the LIBOR Equipment Portion shall be reduced by .25% from the rates specified above.

          Assignment and Acceptance Agreement - an assignment and acceptance agreement in form and content reasonably acceptable to Agent pursuant to which a Lender assigns to another Lender all or any portion of any of such Lender's Loans, Revolving Loan Commitment, Equipment Loan Commitment or Term Loan Commitment, as permitted pursuant to the terms of this Agreement.

          Availability - the amount of additional money which Borrowers are entitled to borrow from time to time as Revolving Credit Loans, such amount being the difference derived when the sum of the principal amount of Revolving Credit Loans then outstanding (including any amounts which Agent or any Lender may have paid for the account of any Borrower pursuant to any of the Loan Documents and which have not been reimbursed by a Borrower), the LC Amount and any reserves is subtracted from the Borrowing Base. If the amount outstanding is equal to or greater than the Borrowing Base, Availability is 0.

          Bank - Fleet National Bank.

          Base Rate - the rate of interest announced or quoted by Bank from time to time as its prime rate for commercial loans, whether or not such rate is the lowest rate charged by Bank to its most preferred borrowers; and, if such prime rate for commercial loans is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Base Rate.

          Base Rate Portion - a Base Rate Term Portion, a Base Rate Equipment Portion or a Base Rate Revolving Portion.

          Base Rate Equipment Portion - that portion of the Equipment Loans that is not subject to a LIBOR Option.

          Base Rate Revolving Portion - that portion of the Revolving Credit Loans that is not subject to a LIBOR Option.

          Base Rate Term Portion - that portion of the Term Loan that is not subject to a LIBOR Option.

          Borrowing Base - as at any date of determination thereof, an amount equal to the lesser of:

          (i) the Revolving Credit Maximum Amount minus the unpaid principal balance of the Term Loan and the Equipment Loans at such date; or

          (ii)      an amount equal to:

                    (a) the sum of eighty-five percent (85%) of the net amount of Eligible Accounts outstanding at such date;

                                      PLUS

                    (b) the lesser of (1) Nine Million Dollars ($9,000,000); or (2) fifty-five percent (55%) of the value of Eligible Inventory at such date calculated on the basis of the lower of cost or market with the cost of raw materials and finished goods calculated on a first-in, first-out basis;

              MINUS (subtract from the lesser of (i) or (ii) above)

          (iii) an amount equal to the sum of (a) the LC Amount plus (b) the amount of any reserve established by Agent pursuant to Section 1.1.1 above.

          For purposes hereof, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at Agent's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed Account Debtors, granted, outstanding or payable in connection with such Accounts at such time. Agent and Lenders agree that Accounts derived from sales on items of "FOB Seller's (a Borrower's) plant" (or the equivalent) may be included within Eligible Accounts from the date of any such sale.

          Borrowing Base Certificate - a certificate by a responsible officer of Borrowers, substantially in the form of Exhibit 8.1.4 (or another form acceptable to Agent) setting forth the calculation of the Borrowing Base, including a calculation of each component thereof, all in such detail as shall be satisfactory to Agent. All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by Borrowers and certified to Agent; provided, that Agent shall have the right to review and adjust, in the exercise of its credit judgment, any such calculation after giving notice thereof to Borrower, (1) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and (2) to the extent that Agent determines that such calculation is not in accordance with this Agreement.

          Business Day - any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Wisconsin or the State of Illinois or is a day on which banking institutions located in either of such states are closed.

          Capital Expenditures - expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

          Capitalized Lease Obligation - any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

          Change of Control - means the occurrence of any of the following events: (i) all or substantially all of ETI's or PW's assets, on a consolidated basis, are sold as an entirety to any Person or related group of Persons or there shall be consummated any consolidation or merger of PW (A) in which PW is not the continuing or surviving company (other than a consolidation or merger with a wholly owned Subsidiary in which all shares of PW Common Stock outstanding immediately prior to the effectiveness thereof are changed into or exchanged for the same consideration) or (B) pursuant to which the PW Common Stock would be converted into cash, securities or other property, in any case, other than a sale of assets or consolidation or merger of PW in which the holders of the PW Common Stock immediately prior to the sale of assets or consolidation or merger have, directly or indirectly, at least a majority of the PW Common Stock of the transferee or continuing or surviving company immediately after such sale of assets or consolidation or merger, (ii) any "person"(as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than the Spell Group, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act provided that such person shall be deemed to have "beneficial ownership" of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the outstanding voting securities of PW; (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of PW (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of PW, as the case may be, was approved by a vote of at least a majority of the directors of PW then still in office) who were either directors at the beginning of such period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority of the Board of Directors of

PW then in office; or (iv) a "Change of Control" (as defined in the PW Subordinated Debt Documents) shall occur.

          Closing Date - the date on which all of the conditions precedent in
Section 9 of the Agreement are satisfied or waived and the New Term Loan is made under the Agreement.

          Collateral - all of the Property and interests in Property described in Section 5 of the Agreement, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

          Compliance Certificate - as defined in subsection 8.1.3 of the Agreement.

          Computer Hardware and Software - all of any Borrower's rights (including rights as licensee and lessee) with respect to (i) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware; (ii) all Software and all software programs designed for use on the computers and electronic data processing hardware described in clause (i) above, including all operating system software, utilities and application programs in any form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (iii) any firmware associated with any of the foregoing; and (iv) any documentation for hardware, Software and firmware described in clauses (i),
(ii) and (iii) above, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

          Consolidated - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

          Contract Right - any right of any Borrower to payment under a contract for the sale or lease of goods or the rendering of services, which right is at the time not yet earned by performance.

          Default - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

          Default Rate - as defined in subsection 2.1.2 of the Agreement.

          Derivative Obligations - every obligation of a Person under any forward contract, futures contract, exchange contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreement), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices.

          Distribution - in respect of any Person means and includes: (i) the payment of any dividends or other distributions on Securities (except distributions in such Securities) and (ii) the redemption or acquisition of Securities of such Person, as the case may be, unless made contemporaneously from the net proceeds of the sale of Securities.

          Dominion Account - a special bank account or accounts of Agent established by a Borrower pursuant to subsection 6.2.4 of the Agreement at banks selected by Borrowers, but acceptable to Agent in its discretion, and over which Agent shall have sole and exclusive access and control for withdrawal purposes.

          EBITDA - as defined in Exhibit 8.3 to the Agreement.

          Eligible Account - an Account arising in the ordinary course of the business of any Borrower from the sale of goods or rendition of services which Agent, in its reasonable judgment, deems to be an Eligible Account. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if:

          (i) it arises out of a sale made by a Borrower to a Subsidiary or an Affiliate (including, without limitation, PW and its Subsidiaries) of a Borrower or to a Person controlled by an Affiliate of a Borrower; or

          (ii) it is unpaid for more than 60 days after the original due date shown on the invoice; or

          (iii) it is due or unpaid more than 90 days after the original invoice date; or

          (iv) 25% or more of the Accounts from the Account Debtor are not deemed Eligible Accounts hereunder; or

          (v) the total unpaid Accounts of the Account Debtor exceed 20% of the net amount of all Eligible Accounts, to the extent of such excess; or

          (vi) any covenant, representation or warranty contained in the Agreement with respect to such Account has been breached; or

          (vii) the Account Debtor is also a Borrower's creditor or supplier, or the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to a Borrower, or the Account otherwise is or may become subject to any right of setoff by the Account Debtor; or

          (viii) the Account Debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other petition or other application for relief under the federal bankruptcy laws has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

          (ix) it arises from a sale to an Account Debtor outside the United States, Ontario, Canada or any other province of Canada in which the Personal Property Security Act has been adopted in substantially the same form as currently in effect in Ontario, unless the sale is on letter of credit, guaranty or acceptance terms in each case acceptable to Agent in its sole discretion; or

          (x) it arises from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis; or

          (xi) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless the applicable Borrower assigns its right to payment of such Account to Agent, for its benefit and the ratable benefit of Lenders, in a manner satisfactory to Agent so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C. Section203 et seq., as amended); or

          (xii)     the Account is subject to a Lien other than a Permitted
Lien; or

          (xiii) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by the applicable Borrower and accepted by the Account Debtor or the Account otherwise does not represent a final sale; or

          (xiv) the Account is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment; or

          (xv) any Borrower has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; or

          (xvi) the Account is not at all times subject to Agent's duly perfected, first priority security interest and no other Lien except a Permitted Lien; or

          (xvii) any Borrower has made an agreement with the Account Debtor to extend the time of payment thereof.

          Eligible Inventory - such Inventory of any Borrower (other than packaging materials, supplies, consigned Inventory, ropes and reels) which Agent in its reasonable credit judgments deems to be Eligible Inventory. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory if:

          (xviii)   it is not raw materials or finished goods that is, in
Agent's opinion, readily marketable in its current form; or

          (xix)     it is not in good, new and saleable condition; or

          (xx)      it is slow-moving, obsolete or unmerchantable; or

          (xxi) it does not meet all standards imposed by any governmental agency or authority; or

          (xxii) it does not conform in all respects to the warranties and representations set forth in the Agreement; or

          (xxiii)   it is not at all times subject to Agent's duly perfected,
first priority security interest and no other Lien except a Permitted Lien; or

          (xxiv) it is not situated at a location in compliance with the Agreement or is in transit; or

          (xxv) it is not situated at a location in the United States of America.

          Environmental Laws - all federal, state and local laws, rules, regulations, ordinances, orders and consent decrees relating to health, safety and environmental matters.

          Equipment Loans - the Loans described in subsection 1.3.2 of the Agreement.

          Environmental Review - as defined in Section 9.10 of the Agreement.

          Equipment Loan Commitment - with respect to any Lender, the amount of such Lender's Equipment Loan Commitment pursuant to subsection 1.3.2 of the Agreement, as set forth below such Lender's name on the signature pages hereof or any Assignment and Acceptance Agreement executed by such Lender, minus all Equipment Loan payments paid to such Lender.

          Equipment Loan Notes - the Secured Promissory Notes to be executed by Borrowers from time to time in favor of each applicable Lender to evidence its Equipment Loan Percentage of any Equipment Loans, which shall be in the form of
Exhibit 1.3B to the Agreement, together with any replacement or successor notes therefor.

          Equipment Loan Percentage - with respect to each Lender, the percentage equal to the quotient of such Lender's Equipment Loan Commitment divided by the aggregate of all Equipment Loan Commitments.

          ERISA - the Employee Retirement Income Security Act of 1974, as amended, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

          Event of Default - as defined in Section 10.1 of the Agreement.

          Excess Cash Flow - with respect to any fiscal year of Borrowers, commencing with the fiscal year ending December 31, 2003, 50% of the amount equal to EBITDA for such fiscal year minus the sum of (i) Borrowers' and their Subsidiaries' Capital Expenditures which are not financed for such fiscal year,
(ii) income taxes paid by Borrowers or their Subsidiaries in cash within such fiscal year, (iii) regularly scheduled payments of principal on Funded Debt made by Borrowers or their Subsidiaries within such fiscal year and (iv) interest on Funded Debt paid by Borrowers or their Subsidiaries in cash within such period.

          Fee Letter - as defined in Section 2.3 of the Agreement.

          Funded Debt - as defined in Exhibit 8.3 of the Agreement.

          GAAP - generally accepted accounting principles in the United States of America in effect from time to time.

          Guarantors - any Subsidiary of any Borrower and each other Person who now or hereafter guarantees payment or performance of the whole or any part of the Obligations.

          Guaranty Agreements - any Guaranty Agreement which is to be executed by any Subsidiary of any Borrower or any other Guarantor, in form and substance acceptable to Agent.

          Indebtedness - as applied to a Person means, without duplication:

          (xxvi) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations;

          (xxvii)   all obligations of other Persons which such Person has
guaranteed;

          (xxviii) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of such Person;

          (xxix)    Derivative Obligations; and

          (xxx) in the case of Borrowers (without duplication), the Obligations.

          Intellectual Property - means: all past, present and future: trade secrets, know-how and other proprietary information; trademarks, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including copyrights for computer programs) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights, unpatented inventions (whether or not patentable); patent applications and patents; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.

          Interest Period - as applicable to any LIBOR Portion, a period commencing on the date such LIBOR Portion is advanced, continued or converted, and ending on the date which is one (1) month, two (2) months, three (3) months, or six (6) months later, as may then be requested by Borrowers; provided that
(i) any Interest Period which would otherwise end on a day which is not a Business Day shall end in the next preceding or succeeding Business Day as is Agent's custom in the market to which such LIBOR Portion relates; (ii) there remains a minimum of one

(1) month, two (2) months, three (3) months or six (6) months (depending upon which Interest Period Borrower selects) in the Term, unless Borrowers and Lenders have agreed to an extension of the Term beyond the expiration of the Interest Period in question; (iii) all Interest Periods of the same duration which commence on the same date shall end on the same date; and (iv) with respect to any LIBOR Term Portion or LIBOR Equipment Portion, no applicable Interest Period shall extend beyond the scheduled installment payment date for such LIBOR Term Portion or Equipment Portion, as applicable; provided that Borrowers shall not be required to pay double interest even though the preceding Interest Period ends and all new Interest Period begins on the same day.

          LC Amount - at any time, the aggregate undrawn face amount of all Letters of Credit and LC Guaranties then outstanding.

          LC Guaranty - any guaranty pursuant to which Agent or any Affiliate of Agent shall guaranty the payment or performance by Borrower of its reimbursement obligation under any letter of credit.

          LC Obligations - Any Obligations that arise from any draw against any Letter of Credit or against any Letter of Credit supported by an LC Guaranty.

          Letter of Credit - any standby or documentary letter of credit issued by Agent or any Affiliate of Agent for the account of any Borrower.

          LIBOR - as applicable to any LIBOR Portion, for the applicable Interest Period, the rate per annum (rounded upward, if necessary, to the nearest 1/8 of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to such Interest Period which appears on the Telerate page 3750 as of 11:00 a.m. (London time) on the day that is two (2) London Banking Days preceding the first day of such Interest Period; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR shall be the rate (rounded upwards as described above, if necessary) for deposits in U.S. dollars for a period substantially equal to the Interest Period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London
Time), on the day that is two (2) London Banking Days prior to the first day of such Interest Period. If both the Telerate and Reuters systems are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such Interest Period which are offered by four (4) major banks in the London interbank market at approximately 11:00 a.m. (London time), on the day that is two (2) London Banking Days preceding the first day of such Interest Period as selected by Agent. The principal London office of each of the major London banks so selected will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two (2) such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. (New York City time), on the day that is two (2) London Banking Days preceding the first day of such Interest Period. In the event that Agent is unable to obtain any such quotation as provided above, it will be determined that LIBOR pursuant to an Interest Period cannot be determined. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of Bank then for any period during which such Reserve Percentage shall apply, LIBOR shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.

          LIBOR Equipment Portion - that portion of the Equipment Loans specified in a LIBOR Request and, which, as of the date of the LIBOR Request specifying such LIBOR Equipment Portion, has met the conditions for basing interest on the LIBOR in Section 3.1 of the Agreement and the Interest Period of which has not terminated.

          LIBOR Interest Payment Date - the first day of each calendar month during and immediately following the applicable Interest Period.

          LIBOR Option - the option granted pursuant to Section 3.1 of the Agreement to have the interest on all or any portion of the principal amount of the Revolving Credit Loans, Equipment Loans or the Term Loan based on the LIBOR.

          LIBOR Portion - a LIBOR Revolving Portion, a LIBOR Term Portion or a LIBOR Equipment Portion.

          LIBOR Request - a notice in writing (or by telephone confirmed electronically or by telecopy or other facsimile transmission on the same day as the telephone request) from Borrower to Agent requesting that interest on a Revolving Credit Loan or all or any portion of the Term Loan or the Equipment Loans be based on the LIBOR, specifying: (i) the first day of the Interest Period (which shall be a Business Day); (ii) the length of the Interest Period;
(iii) whether the LIBOR Portion is a new Loan, a conversion of a Base Rate Portion, or a continuation of a LIBOR Portion, and (iv) the dollar amount of the LIBOR Revolving Portion, LIBOR Term Portion or LIBOR Equipment Portion, which shall be in an amount not less than $1,000,000 or an integral multiple of $100,000 in excess thereof.

          LIBOR Revolving Portion - that portion of the Revolving Credit Loans specified in a LIBOR Request (including any portion of Revolving Credit Loans which is being borrowed by Borrower concurrently with such LIBOR Request) which, as of the date of the LIBOR Request specifying such LIBOR Revolving Portion, has met the conditions for basing interest on the LIBOR in Section 3.1 of the Agreement and the Interest Period of which has not terminated.

          LIBOR Term Portion - that portion of the Term Loan specified in a LIBOR Request which, as of the date of the LIBOR Request specifying such LIBOR Term Portion, has met the conditions for basing interest on the LIBOR in Section
3.1 of the Agreement and the Interest Period of which has not terminated.

          License Agreement - collectively, the "Non-Exclusive License Agreement" and the "Sublicense Agreement" as such terms are defined in the Acquisition Agreement.

          Lien - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include rights of seller under conditional sales contracts or title retention agreements, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of the Agreement, Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

          Loan Account - the loan account established on the books of Agent pursuant to Section 3.6 of the Agreement.

          Loan Commitment - with respect to any Lender, the amount of such Lender's Revolving Loan Commitment plus such Lender's Term Loan Commitment.

          Loan Documents - the Agreement, the Other Agreements and the Security Documents.

          Loans - all loans and advances of any kind made by Agent, any Lender, or any Affiliate of Agent or any Lender, pursuant to the Agreement.

          London Banking Day - any date on which commercial banks are open for business in London, England.

          Majority Lenders - as of any date, Lenders holding 66-2/3% of the Term Loan, Equipment Loans, Equipment Loan Commitments and Revolving Loan Commitments determined on a combined basis and following the termination of the Revolving Loan Commitments and Equipment Loan Commitments, Lenders holding 66-2/3% or more of the outstanding Loans, LC Amounts and LC Obligations not yet reimbursed by Borrower or funded with a Revolving Credit Loan; provided, that (i) in each case, if there are 2 or more Lenders with outstanding Loans, LC Amounts, unfunded and unreimbursed LC Obligations, Revolving Loan Commitments or Equipment Loan Commitments, at least 2 Lenders shall be required to constitute Majority Lenders; (ii) if there are 2 or fewer Lenders with outstanding Loans, LC Amounts, unfunded and unreimbursed LC Obligations, Revolving Loan Commitments or Equipment Loan Commitments, at least 2 Lenders shall be required to constitute Majority Lenders; and (iii) prior to termination of the Revolving Loan Commitments and/or Equipment Loan Commitments, if any Lender breaches its obligation to fund any requested Revolving Credit Loan or Equipment Loan, for so long as such breach exists, its voting rights hereunder shall be calculated with reference to its outstanding Loans, LC Amounts and unfunded and unreimbursed LC Obligations, rather than its Revolving Loan Commitment and Equipment Loan Commitment.

          Material Adverse Effect - (i) a material adverse effect on the business, condition (financial or otherwise), operation, performance or properties of Borrowers, (ii) a material adverse effect on the rights and remedies of Agent or Lenders under the Loan Documents, or (iii) the material impairment of the ability of Borrowers or any of their Subsidiaries to perform its obligations hereunder or under any Loan Document.

          Money Borrowed - means, (i) Indebtedness arising from the lending of money by any Person to any Borrower or any of its Subsidiaries; (ii) Indebtedness, whether or not in any such case arising from the lending by any Person of money to any Borrower or any of its Subsidiaries,

(1) which is represented by notes payable or drafts accepted that evidence extensions of credit, (2) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (3) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Indebtedness that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit and (v) Indebtedness of any Borrower or any of its Subsidiaries under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (i) through (iii) hereof, if owed directly by any Borrower or any of its Subsidiaries. Money Borrowed shall not include trade payables or accrued expenses.

          Mortgages - the mortgages, deeds of trust, security deeds and/or leasehold mortgages executed prior to the Closing Date by a Borrower (or a predecessor-in-interest to a Borrower by merger) in favor of Agent as security for the Obligations, a Lien upon the real Property located in or at (i) Conroe, Texas; (ii) Buckhannon, West Virginia; (iii) Columbia, Missouri; and (iv) Mt. Sterling, Kentucky.

          Multiemployer Plan - has the meaning set forth in Section 4001(a)(3) of ERISA.

          New Mortgages - as defined in Section 5.4 of the Agreement.

          Notes - the Revolving Notes, the Term Notes and the Equipment Notes.

          Obligations - all Loans, all LC Obligations and all other advances, debts, liabilities, obligations, covenants and duties, together with all interest, fees and other charges thereon, owing, arising, due or payable from any Borrower to Agent, for its own benefit, from any Borrower to Agent for the benefit of any Lender, from any Borrower to any Lender or from any Borrower to Bank or any other Affiliate of Agent, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under the Agreement or any of the other Loan Documents or otherwise, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired, including without limitation any Product Obligations owing to Agent, any Lender, Bank or any Affiliate of Bank or Agent.

          Organizational I.D. Number - with respect to any Person, the organizational identification number assigned to such Person by the applicable governmental unit or agency of the jurisdiction of organization of such Person.

          Original Closing Date - the "Closing Date" as defined in the Original Loan Agreement.

          Original Lenders - as defined in Section 1.3 of the Agreement.

          Other Agreements - any and all agreements, instruments and documents (other than the Agreement and the Security Documents), heretofore, now or hereafter executed by Borrower, any Subsidiary of Borrower or any other third party and delivered to Agent or any Lender in respect of the transactions contemplated by the Agreement.

          Overadvance - as defined in subsection 1.1.2 of the Agreement.

          Patent Assignment - the Patent Security Agreements executed by each Borrower on or about the Closing Date in favor of Agent and by which such Borrower shall assign to Agent and grant to Agent a security interest in, as security for all of the Obligations, all of such Borrower's rights, title and interest in and to all of its patents, as the same may be amended from time to time.

          Permitted Liens - any Lien of a kind specified in subsection 8.2.5 of the Agreement.

          Permitted Purchase Money Indebtedness - Purchase Money Indebtedness of Borrowers incurred after the date hereof which is secured by a Purchase Money Lien and the principal amount of which, when aggregated with the principal amount of all other such Indebtedness and Capitalized Lease Obligations of Borrowers and their Subsidiaries at the time outstanding, does not exceed $750,000. For the purposes of this definition, the principal amount of any Purchase Money Indebtedness consisting of capitalized leases (as opposed to operating leases) shall be computed as a Capitalized Lease Obligation.

          Person - an individual, partnership, corporation, limited liability company, joint stock company, land trust, business trust, or unincorporated organization, or a government or agency or political subdivision thereof.

          Plan - an employee benefit plan now or hereafter maintained for employees of any Borrower or any of its Subsidiaries that is covered by Title IV of ERISA.

          Product Obligations - every obligation of any Borrower under and in respect of any one or more of the following types of services or facilities extended to such Borrower by Bank, Agent, any Lender or any Affiliate of Bank or
Agent: (i) credit cards, (ii) cash management or related services including the automatic clearing house transfer of funds for the account of such Borrower pursuant to agreement or overdraft, (iii) cash management, including controlled disbursement services and (iv) Derivative Obligations.

          Projections - Borrowers' forecasted Consolidated and consolidating (i) balance sheets, (ii) profit and loss statements, (iii) cash flow statements, and
(iv) capitalization statements, all prepared on a consistent basis with the historical financial statements of Borrowers and their Subsidiaries, together with appropriate supporting details and a statement of underlying assumptions.

          Property - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

          Purchase Money Indebtedness - means and includes (i) Indebtedness (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets, (ii) any Indebtedness (other than the Obligations) incurred at the time of or within 10 days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

          Purchase Money Lien - a Lien upon fixed assets which secures Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

          PW - PW Eagle, Inc., a Minnesota corporation, which owns 100% of the issued and outstanding capital stock and securities of ETI.

          PW Common Stock - (i) the Common Stock, $.01 par value, of PW, (ii) the Class B common stock, $0.01 par value, of PW and (iii) any other class of capital stock of PW hereafter authorized that is not limited to a fixed sum or percentage of par or stated or liquidation value with respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of PW.

          PW Loan Agreement - that certain Third Amended and Restated Loan and Security Agreement dated September 30, 2002 by and among PW Eagle, Inc., the lender signatories thereto and Fleet Capital Corporation as agent for said lenders, as the same may be amended from time to time.

          PW Subordinated Debt Documents - the "Subordinated Debt Documents" as defined in the PW Loan Agreement.

          PW Subordinated Notes - the "Subordinated Note" as defined in the PW Loan Agreement.

          Rentals - as defined in subsection 8.2.18 of the Agreement.

          Reportable Event - any of the events set forth in Section 4043(c) of ERISA.

          Reserve Percentage - the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against "Euro-currency Liabilities" as defined in Regulation D.

          Restricted Investment - any investment made in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property except the following:

          (xxxi) investments by any Borrower, to the extent existing on the Closing Date, in one or more Subsidiaries of Borrower;

          (xxxii)   Property to be used in the ordinary course of business;

          (xxxiii) Current Assets arising from the sale of goods and services in the ordinary course of business of any Borrower or any of its Subsidiaries;

          (xxxiv)   investments in direct obligations of the United States of
America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof;

          (xxxv) investments in certificates of deposit maturing within one year from the date of acquisition and fully insured by the Federal Deposit Insurance Corporation;

          (xxxvi)   investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof;

          (xxxvii) investments in money market, mutual or similar funds having assets in excess of $100,000,000 and the investments of which are limited to investment grade securities;

          (xxxviii) investments existing on the date hereof and listed on
Exhibit 8.2.12 hereto; and

          (xxxix)   investments otherwise expressly permitted pursuant to the
Agreement.

          Revolving Credit Loan - a Loan made by any Lender pursuant to Section
1.1 of the Agreement.

          Revolving Credit Maximum Amount -Twenty-Five Million Dollars ($25,000,000).

          Revolving Loan Commitment - with respect to any Lender, the amount of such Lender's Revolving Loan Commitment pursuant to subsection 1.1.1 of the Agreement, as set forth below such Lender's name on the signature page hereof or any Assignment and Acceptance Agreement executed by such Lender.

          Revolving Loan Percentage - with respect to each Lender, the percentage equal to the quotient of such Lender's Revolving Loan Commitment divided by the aggregate of all Revolving Loan Commitments.

          Revolving Notes - the Secured Promissory Notes to be executed by Borrowers on or about the Closing Date in favor of each Lender to evidence the Revolving Credit Loans, which shall be in the form of Exhibit 1.1 to the Agreement, together with any replacement or successor notes therefor.

          Security - all shares of stock, partnership interests, membership interests, membership units or other ownership interests in any other Person and all warrants, options or other rights to acquire the same.

          Security Documents - the Mortgages, any New Mortgage, the Patent Assignment, the Stock Pledge Agreement, the Trademark Assignment and all other instruments and agreement now or at any time hereafter securing the whole or any part of the Obligations.

          Solvent - as to any Person, that such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (ii) is able to pay all of its Indebtedness as such Indebtedness matures and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

          Spell Group shall mean collectively (i) William H. Spell and (ii) Harry W. Spell, Richard W. Perkins, Bruce A. Richard, and, in either case, any of their spouses or any family trust which is controlled by any of the foregoing.

          Standstill Agreement - that certain Standstill Agreement of even date herewith by and between Agent, on behalf of Lenders, and Uponor North America, Inc., Uponor Innovation AB and Uponor Oyj.

          Stock Pledge Agreement - the Stock Pledge Agreement executed by ETI on or about the Closing Date in favor of Agent for the benefit of itself and Lenders pursuant to the priorities set forth in the Agreement, as such Stock Pledge Agreement may be amended from time to time.

          Subordinated Debt - Indebtedness of any Borrower or any Subsidiary of any Borrower that is subordinated to the Obligations in a manner satisfactory to Agent, and contains terms, including without limitation, payment terms, satisfactory to Agent, including, without limitation, Indebtedness owed by ETI pursuant to the License Agreement or the Subordinated Note.

          Subordinated Note - shall mean that certain unsecured promissory note in the original principal amount of $243,439 dated as of March 11, 2003 and executed by ETI in favor of Uponor North America, Inc.

          Subsidiary - any Person of which another Person owns, directly or indirectly through one or more intermediaries, more than 50% of the Voting Stock at the time of determination.

          Supply Contract - as defined in Section 8.1.11 of the Agreement.

          Term - as defined in Section 4.1 of the Agreement.

          Term Loan - the Loan described in subsection 1.3.1 of the Agreement.

          Term Loan Commitment - with respect to any Lender, the amount of such Lender's Term Loan Commitment pursuant to subsection 1.3.1 of the Agreement, as set forth below such Lender's name on the signature pages hereof or any Assignment and Acceptance Agreement executed by such Lender, minus all Term Loan payments paid to such Lender.

          Term Loan Notes - the Secured Promissory Notes to be executed by Borrowers on or about the Closing Date in favor of each applicable Lender to evidence its Term Loan, which shall be in the form of Exhibit 1.3A to the Agreement, together with any replacement or successor notes therefor.

          Term Loan Percentage - with respect to each Lender, the percentage equal to the quotient of such Lender's Term Loan Commitment divided by the aggregate of all Term Loan Commitments.

          Total Credit Facility -Twenty-Five Million Dollars ($25,000,000), as reduced from time to time pursuant to the terms of the Agreement.

          Trademark Assignment- the Trademark Security Agreements executed by each Borrower on or about the Closing Date in favor of Agent and by which such Borrower shall assign to Agent, and grant to Agent a security interest in, as security for the Obligations all of such Borrower's rights, title and interest in and to all of its trademarks, as the same may be amended from time to time.

          Type of Organization - with respect to any Person, the kind or type of entity by which such Person is organized, such as a corporation or limited liability company.

          UCC - the Uniform Commercial Code as in effect in the State of Illinois on the date of this Agreement, as it may be amended or otherwise modified.

          Unused Line Fee - as defined in Section 2.5 of the Agreement.

          Voting Stock - Securities of any class or classes of a corporation, limited partnership or limited liability company or any other entity the holders of which are ordinarily, in the absence of contingencies, entitled to vote with respect to the election of corporate directors (or Persons performing similar functions).

          Other Terms. All other terms contained in the Agreement shall have, when the context so indicates, the meanings provided for by the UCC to the extent the same are used or defined therein.

          Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of the Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Loan Documents shall include any and all modifications thereto and any and all extensions or renewals thereof.

                         LIST OF EXHIBITS AND SCHEDULES

Exhibit 1.1                Form of Revolving Note
Exhibit 1.3A               Form of Term Loan Note
Exhibit 1.3B               Form of Equipment Loan Note
Exhibit 6.1.1              Business Locations
Exhibit 7.1.1 Jurisdictions in which each Borrower and each Subsidiary is Authorized to do Business
Exhibit 7.1.4              Capital Structure of each Borrower and each
                           Subsidiary
Exhibit 7.1.5              Names; Organization
Exhibit 7.1.13             Surety Obligations
Exhibit 7.1.14             Tax Identification Numbers of Subsidiaries
Exhibit 7.1.15             Brokers' Fees
Exhibit 7.1.16             Patents, Trademarks, Copyrights and Licenses
Exhibit 7.1.19             Contracts Restricting Right to Incur Debts
Exhibit 7.1.20             Litigation
Exhibit 7.1.22             Capitalized and Operating Leases
Exhibit 7.1.23             Pension Plans
Exhibit 7.1.25             Labor Relations
Exhibit 8.1.3              Form of Compliance Certificate
Exhibit 8.1.4              Form of Borrowing Base Certificate
Exhibit 8.2.3              Existing Indebtedness
Exhibit 8.2.5              Permitted Liens
Exhibit 8.2.12             Permitted Investments
Exhibit 8.3                Financial Covenants

                         List of Exhibits and Schedules

                                   EXHIBIT 1.1

                             FORM OF REVOLVING NOTE

$____________________                             __________________, 20__
                                                         Chicago, Illinois

          FOR VALUE RECEIVED, the undersigned, (hereinafter "Borrowers"), hereby PROMISE TO PAY to the order of ___________________________, a ___________
corporation ("Lender"), or its registered assigns, at the principal office of Fleet Capital Corporation, as agent for such Lender, or at such other place in the United States of America as the holder of this Note may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of ________________ ($_________), or such lesser principal amount as may be outstanding pursuant to the Loan Agreement (as hereinafter defined) with respect to the Revolving Credit Loan, together with interest on the unpaid principal amount of this Note outstanding from time to time.

          This Note is one of the Revolving Credit Notes referred to in, and issued pursuant to, that certain Loan and Security Agreement dated as of March 14, 2003, by and among Borrowers, the lender signatories thereto (including Lender) and Fleet Capital Corporation ("FCC"), as agent for such Lenders (FCC in such capacity "Agent") (hereinafter amended from time to time, the "Loan Agreement"), and is entitled to the benefit and security of the Loan Agreement. All of the terms, covenants and conditions of the Loan Agreement and the Security Documents are hereby made a part of this Note and are deemed incorporated herein in full. All capitalized terms herein, unless otherwise defined, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Loan Agreement.

          The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Loan Agreement and, if not sooner paid in full, on August 20, 2005, unless the term hereof is extended in accordance with the Loan Agreement. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times as are specified in the Loan Agreement.

          Upon and after the occurrence, and during the continuation, of an Event of Default, this Note shall or may, as provided in the Loan Agreement, become or be declared immediately due and payable.

          The right to receive principal of, and stated interest on, this Note may only be transferred in accordance with the provisions of the Loan Agreement.

          Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrowers.

                              Exhibit 1.1 - Page 1

          This Note shall be interpreted, governed by, and construed in accordance with, the internal laws of the State of Illinois.

                                        EXTRUSION TECHNOLOGIES, INC.

                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                          Title:
                                                --------------------------------

                                        MID-STATES PLASTICS, INC.

                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                          Title:
                                                --------------------------------

                              Exhibit 1.1 - Page 2

                                  EXHIBIT 1.3A

                             FORM OF TERM LOAN NOTE

                                   (Term Note)

$____________________                             __________________, 20__
                                                         Chicago, Illinois

          FOR VALUE RECEIVED, the undersigned (hereinafter "Borrowers"), hereby promise to pay to the order of _______________________, a ________________
corporation (hereinafter "Lender"), or its registered assigns at the office of Fleet Capital Corporation, as agent for such Lender, or at such other place in the United States of America as the holder of this Note may designate from time to time in writing, in lawful money of the United States, in immediately available funds, at the time of payment, the principal sum of ______________________ ($___________), together with interest from and after the date hereof on the unpaid principal balance outstanding from time to time.

          This Secured Promissory Note (the "Note") is one of the Term Notes referred to in, and is issued pursuant to, that certain Loan and Security Agreement dated as of March 14, 2003, by and among Borrowers, the lender signatories thereto (including Lender) and Fleet Capital Corporation ("FCC") as Agent for said lenders (FCC in such capacity "Agent") (hereinafter, as amended from time to time, the "Loan Agreement"), and is entitled to all of the benefits and security of the Loan Agreement. All of the terms, covenants and conditions of the Loan Agreement and the Security Documents are hereby made a part of this Note and are deemed incorporated herein in full. All capitalized terms used herein, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Loan Agreement.

          For so long as no Event of Default shall have occurred and be continuing the principal amount and accrued interest of this Note shall be due and payable on the dates and in the manner hereinafter set forth:

          (a) Interest on the unpaid principal balance outstanding from time to time shall be paid at such interest rates and at such times as are specified in the Loan Agreement;

          (b) Principal shall be due and payable quarterly commencing on June 30, 2003 and continuing on each, September 30, December 31, March 31 and June 30 thereafter to and including June 30, 2005, in installments equal to [aggregate $250,000].

          (c) The entire remaining principal amount then outstanding, together with any and all other amounts due hereunder, shall be due and payable on August 20, 2005.

          Notwithstanding the foregoing, the entire unpaid principal balance and accrued interest on this Note shall be due and payable immediately upon any termination of the Loan Agreement pursuant to Section 4 thereof.

                              Exhibit 1.3A - Page 1

          This Note shall be subject to mandatory prepayment in accordance with the provisions of Section 3.3 of the Loan Agreement. Borrowers may also prepay this Note in the manner provided in Section 4 of the Loan Agreement.

          Upon the occurrence, and during the continuation, of an Event of Default, this Note shall or may, as provided in the Loan Agreement, become or be declared immediately due and payable.

          The right to receive principal of, and stated interest on, this Note may only be transferred in accordance with the provisions of the Loan Agreement.

          Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrowers.

          This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois.

                                        EXTRUSION TECHNOLOGIES, INC.

                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                          Title:
                                                --------------------------------

                                        MID-STATES PLASTICS, INC.

                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                          Title:
                                                --------------------------------

                              Exhibit 1.3A - Page 2

                                  EXHIBIT 1.3B

                           FORM OF EQUIPMENT LOAN NOTE

                                (Equipment Note)

$_____________                                    __________________, 200_
                                                         Chicago, Illinois

          FOR VALUE RECEIVED, the undersigned (hereinafter "Borrowers"), hereby promise to pay to the order of ___________________, a __________________
corporation (hereinafter "Lender"), or its registered assigns at the office of Fleet Capital Corporation, as agent for such Lender, or at such other place in the United States of America as the holder of this Note may designate from time to time in writing, in lawful money of the United States, in immediately available funds, at the time of payment, the principal sum of _________________ Dollars ($____________) or such lesser principal amount of as may be outstanding pursuant to the Loan Agreement (as hereinafter defined) with respect to Equipment Loans, together with interest from and after the date hereof on the unpaid principal balance outstanding from time to time.

          This Secured Promissory Note (the "Note") is one of the Equipment Notes referred to in, and is issued pursuant to, that certain Loan and Security Agreement dated as of March 14, 2003, by and among Borrowers, the lender signatories thereto (including Lender) and Fleet Capital Corporation ("FCC") as Agent for said lenders (FCC in such capacity "Agent") (hereinafter, as amended from time to time, the "Loan Agreement"), and is entitled to all of the benefits and security of the Loan Agreement. All of the terms, covenants and conditions of the Loan Agreement and the Security Documents are hereby made a part of this Note and are deemed incorporated herein in full. All capitalized terms used herein, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Loan Agreement.

          For so long as no Event of Default shall have occurred and be continuing the principal amount and accrued interest of this Note shall be due and payable on the dates and in the manner hereinafter set forth:

          (a) Interest on the unpaid principal balance outstanding from time to time shall be paid at such interest rates and at such times as are specified in the Loan Agreement; and

          (b) Principal shall be due and payable monthly commencing on the first day of the month in which the first Equipment Loan is made and continuing on the first day of each month thereafter to August 1, 2005, in installments equal to one sixtieth (1/60) of the aggregate amount of all Equipment Loans made by Lender to Borrowers on or after March 7, 2003; and

          (c) The entire remaining principal amount then outstanding, together with any and all other amounts due hereunder, shall be due and payable on August 20, 2005.

          Notwithstanding the foregoing, the entire unpaid principal balance and accrued interest on this Note shall be due and payable immediately upon any termination of the Loan Agreement pursuant to Section 4 thereof.

                              Exhibit 1.3B - Page 1

          This Note shall be subject to mandatory prepayment in accordance with the provisions of Section 3.3 of the Loan Agreement. Borrowers may also prepay this Note in the manner provided in Section 4 of the Loan Agreement.

          Upon the occurrence and during the continuation of an Event of Default, this Note shall or may, as provided in the Loan Agreement, become or be declared immediately due and payable.

          The right to receive principal of, and stated interest on, this Note may only be transferred in accordance with the provisions of the Loan Agreement.

          Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrowers.

          This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois.

                                        EXTRUSION TECHNOLOGIES, INC.

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        MID-STATES PLASTICS, INC.

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                              Exhibit 1.3B - Page 2

                                   EXHIBIT 8.3

                               FINANCIAL COVENANTS

          Consolidated Net Income means, with respect to ETI and its Subsidiaries for any fiscal period, the net income (or loss) of ETI and its Subsidiaries for such period taken as a whole (determined in accordance with GAAP on a consolidated basis), but excluding in any event: (a) any gains or losses on the sale or other disposition of Investments or fixed or capital assets or from any transaction classified as extraordinary under GAAP, any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses; (b) the proceeds of any life insurance policy; (c) net earnings and losses of any business entity, substantially all the assets of which have been acquired in any manner by ETI, realized by such business entity prior to the date of such acquisition; (d) net earnings and losses of any business entity which shall have merged into ETI earned or incurred prior to the date of such merger; (e) net earnings of any business entity (other than a Consolidated Subsidiary) in which ETI has an ownership interest unless such net earnings shall have been received by ETI in the form of cash distributions; (f) earnings resulting from a reappraisal, revaluation or write-up of assets; (g) any charge to net earnings resulting from the amortization of the value of stock options given to employees to the extent required by FASB 25; (h) any increase or decrease of net income arising from a change in ETI's accounting methods; (i) any gains resulting from the forgiveness of Funded Debt or the retirement of Funded Debt at a discount; (j) any gain arising from the acquisition of any Securities of ETI; and (k) any reversal of any contingency reserve, except that provision for such contingency reserve shall have been made from income arising during such period.

          EBIT - With respect to any fiscal period, the sum of ETI's Consolidated Net Income plus amounts deducted in determining Consolidated Net Income in respect of: (a) any provision for (or less any benefit from) income taxes whether current or deferred; and (b) Interest Expense for such period.

          EBITDA - With respect to any fiscal period, the sum of ETI's Consolidated Net Income plus amounts deducted in determining Consolidated Net Income in respect of: (a) any provision for (or less any benefit from) income taxes whether current or deferred; (b) amortization and depreciation expense; and (c) Interest Expense for such period.

          Fixed Charge Coverage Ratio - With respect to any period of determination, the ratio of (i) EBITDA of ETI for such period minus income taxes paid in cash and non-financed Capital Expenditures during such period to (ii) Fixed Charges.

          Fixed Charges - For any period of determination, the sum of (a) scheduled principal payments of Funded Debt (including the principal portion of scheduled payments of Capital Lease Obligations), (b) Interest Expense paid in cash included in the determination of Consolidated Net Income, and (c) dividends paid on ETI's capital stock.

                              Exhibit 8.3 - Page 1

          Funded Debt - means: (i) Indebtedness arising from the lending of money by any Person to any Borrower, including, without limitation, the Obligations; (ii) Indebtedness, whether or not in any such case arising from the lending by any Person of money to any Borrower (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Indebtedness that constitutes a Capitalized Lease Obligation; provided that any guaranty of obligations that would constitute Funded Debt under clauses (i) through (iv) hereof if owed directly by any Borrower or any guaranty having the economic effect of guaranteeing any of the obligations of any other Person shall only be included within Funded Debt if the underlying obligation so guaranteed is not included within Funded Debt.

          Funded Debt to Ebitda Ratio - With respect to any date, the ratio of
(i) total funded Funded Debt as of such date to (ii) with respect to the four month period ending June 30, 2003, the product of EBITDA for such four month period multiplied by 3, (x) with respect to the seven month period ending September 30, 2003, the product of EBITDA for such period multiplied by 12/7ths,
(y) with respect to the ten month period ending December 31, 2003, the product of EBITDA for such period multiplied by 12/10ths, and (z) with respect to the twelve month period ending March 31, 2004 and each June 30, September 30, December 31 and March 31 thereafter, EBITDA for such twelve month period.

          Interest Coverage Ratio - With respect to any period of determination, the ratio of (i) EBIT for such period to (ii) Interest Expense paid in cash for such period, all as determined in accordance with GAAP.

          Interest Expense - With respect to any fiscal period, the interest expense incurred for such period excluding interest income as determined in accordance with GAAP.

          Interest Coverage Ratio - Borrowers shall not permit the Interest Coverage Ratio as of the last date of the period set forth below to be less than the ratio set forth opposite such period below:

                 Period                                   Ratio
----------------------------------------------   -------------------------------
Four Months Ending June 30, 2003                        6.25 to 1
----------------------------------------------   -------------------------------
Seven Months Ending September 30, 2003                  6.50 to 1
----------------------------------------------   -------------------------------
Ten Months Ending December 31, 2003                     5.50 to 1
----------------------------------------------   -------------------------------
Twelve Months Ending March 31, 2004 and
each June 30,September 30, December 31                  2.00 to 1
and March 31 thereafter

                              Exhibit 8.3 - Page 2

          Fixed Charge Coverage Ratio - Borrowers shall not permit the Fixed Charge Coverage Ratio as of the last date of the period set forth below to be less than the ratio set forth opposite such period below:

                   Period                                    Ratio
----------------------------------------------   -------------------------------
Four Months Ending June 30, 2003                           2.80 to 1
----------------------------------------------   -------------------------------
Seven Months Ending September 30, 2003                     2.50 to 1
----------------------------------------------   -------------------------------
Ten Months Ending December 31, 2003                        2.20 to 1
----------------------------------------------   -------------------------------
Twelve Months Ending March 31, 2004 and
each June 30, September 30, December 31                    1.10 to 1
and March 31 thereafter

          Funded Debt to EBITDA Ratio - Borrowers shall not permit the Funded Debt to EBITDA Ratio for any period set forth below to be greater than the ratio set forth opposite such period below:

                Period                                    Ratio
----------------------------------------------   -------------------------------
Four Months Ending June 30, 2003                        3.00 to 1
----------------------------------------------   -------------------------------
Seven Months Ending September 30, 2003                  3.00 to 1
----------------------------------------------   -------------------------------
Ten Months Ending December 31, 2003                     3.00 to 1
----------------------------------------------   -------------------------------
Twelve Months Ending March 31, 2004 and
each June 30, September 30, December 31                 3.50 to 1
and March 31 thereafter

          Minimum Availability - Borrowers shall maintain at all times within the Term, Availability of at least $500,000.

                              Exhibit 8.3 - Page 3